AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1995


                                      REGISTRATION NOS. 33-60415 AND 33-60415-01
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


    RJR NABISCO HOLDINGS CAPITAL TRUST I                RJR NABISCO HOLDINGS CORP.
(Exact name of Registrant as specified in its  (Exact name of Registrant as specified in its
                  charter)                                       charter)

                  DELAWARE                                       DELAWARE
       (State or other jurisdiction of                (State or other jurisdiction of
       incorporation or organization)                 incorporation or organization)

                 APPLIED FOR                                    13-3490602
    (I.R.S. Employer Identification No.)           (I.R.S. Employer Identification No.)

         1301 AVENUE OF THE AMERICAS                    1301 AVENUE OF THE AMERICAS
          NEW YORK, NEW YORK 10019                       NEW YORK, NEW YORK 10019
               (212) 258-5600                                 (212) 258-5600
        (Address and telephone number                  (Address and telephone number
       of principal executive offices)                of principal executive offices)

                              -------------------

                               JO-ANN FORD, ESQ.
                           RJR NABISCO HOLDINGS CORP.
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 258-5600
                      (Name, address and telephone number
                             of agent for service)
                              -------------------

                                   COPIES TO:

           DAVID W. FERGUSON, ESQ.                         DAVID J. SORKIN, ESQ.
            DAVIS POLK & WARDWELL                       SIMPSON THACHER & BARTLETT
            450 LEXINGTON AVENUE                           425 LEXINGTON AVENUE
          NEW YORK, NEW YORK 10017                       NEW YORK, NEW YORK 10017
               (212) 450-4000                                 (212) 455-2000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Exchange Offer (the "Offer") described in the enclosed Prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                              -------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                             CROSS REFERENCE SHEET
                           RJR NABISCO HOLDINGS CORP.
                      RJR NABISCO HOLDINGS CAPITAL TRUST I
                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

                FORM S-4 ITEM NO.                             CAPTION IN PROSPECTUS
-------------------------------------------------  -------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....  Outside Front Cover Page; Inside Front
                                                   Cover Page
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Inside Front Cover Page; Available
                                                   Information; Incorporation of Certain
                                                   Documents by Reference; Table of Contents
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..............  Prospectus Summary; Special Considerations
                                                   Relating to the Offer; Holdings; RJR
                                                   Nabisco Holdings Capital Trust I; Selected
                                                   Consolidated Financial Data
  4.  Terms of the Transaction...................  The Offer; Description of the Preferred
                                                   Securities; Description of the Junior
                                                   Subordinated Debentures; Description of the
                                                   Preferred Securities Guarantee; Taxation
  5.  Pro Forma Financial Information............  Not Applicable
  6.  Material Contacts with the Company Being
      Acquired...................................  Not Applicable
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed to
      be Underwriters............................  Not Applicable
  8.  Interests of Named Experts and Counsel.....  Legal Matters
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................  Not Applicable
 10.  Information with Respect to S-3
      Registrants................................  Not Applicable
 11.  Incorporation of Certain Information by
      Reference..................................  Incorporation of Certain Documents by
                                                   Reference
 12.  Information with Respect to S-2 or S-3
      Registrants................................  Not Applicable
 13.  Incorporation of Certain Information by
      Reference..................................  Not Applicable
 14.  Information with Respect to Registrants
      Other than S-3 or S-2 Registrants..........  Not Applicable
 15.  Information With Respect to S-3 Companies..  Not Applicable
 16.  Information with Respect to S-2 or S-3
      Companies..................................  Not Applicable
 17.  Information with Respect to Companies Other
      Than S-3 or S-2 Companies..................  Not Applicable
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited.........  Not Applicable
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited or
      in an Exchange Offer.......................  Incorporation of Certain Documents by
                                                   Reference

                  SUBJECT TO COMPLETION, DATED AUGUST 9, 1995


PROSPECTUS

                      RJR NABISCO HOLDINGS CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
             % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRSSM")
               (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND
    GUARANTEED TO THE EXTENT SET FORTH HEREIN BY RJR NABISCO HOLDINGS CORP.)
          FOR UP TO 49,000,000 OUTSTANDING SERIES B DEPOSITARY SHARES,
                     EACH REPRESENTING 1/1000 OF A SHARE OF
                      SERIES B CUMULATIVE PREFERRED STOCK
                                       OF
                           RJR NABISCO HOLDINGS CORP.


                        THE OFFER, THE PRORATION PERIOD
                       AND WITHDRAWAL RIGHTS WILL EXPIRE
         AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 15, 1995,
                         UNLESS THE OFFER IS EXTENDED.

                              -------------------

    RJR Nabisco Holdings Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Prospectus, constitute the "Offer"),
to exchange its       % Trust Originated Preferred Securities ("TOPrS"),
representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for up to 49,000,000 of the outstanding Series B Depositary Shares ("Depositary Shares"), each representing 1/1000 of a share of Series B Cumulative Preferred Stock (the "Series B Preferred") of RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"). Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. As of the date of this Prospectus, there are 50,000,000 Depositary Shares outstanding. Depositary Shares not accepted for exchange because of proration will be returned. Concurrently with the issuance of Preferred Securities in exchange for Depositary Shares validly tendered in
the Offer, Holdings will deposit in the Trust as trust assets its       % Junior
Subordinated Debentures due 2044 (the "Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities to be issued by the Trust.

                                                          (cover page continues)
                              -------------------

    SEE "RISK FACTORS" STARTING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

    Merrill Lynch & Co., Lehman Brothers, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Smith Barney Inc. have been retained as Dealer Managers to solicit exchanges of Depositary Shares for Preferred Securities. See "The Offer--Dealer Managers; Soliciting Dealers". First Chicago Trust Company of New York has been retained as Exchange Agent in connection with the Offer. MacKenzie Partners, Inc. has been retained to act as Information Agent to assist in connection with the Offer.
                              -------------------

                     The Dealer Managers for the Offer are:

                              MERRILL LYNCH & CO.
LEHMAN BROTHERS                                        MORGAN STANLEY & CO.
                                                          INCORPORATED
PAINEWEBBER INCORPORATED                               SMITH BARNEY INC.


                The date of this Prospectus is August   , 1995.

SM"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

    NEITHER THE BOARD OF DIRECTORS OF HOLDINGS NOR HOLDINGS NOR THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

    IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFER--PROCEDURES FOR TENDERING".


    For a description of the other terms of the Offer, see "The Offer--Terms of the Offer", "-- Expiration Date; Extensions; Amendments; Termination", "--Withdrawal of Tenders" and "--Acceptance of Shares and Proration". Consummation of the Offer is conditioned on, among other things, receipt of at least 15,000,000 validly tendered Depositary Shares (which condition may be waived). The Preferred Securities have been approved for listing on the New York Stock Exchange (the "NYSE") subject to official notice of issuance. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities in exchange for such Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived. See "The Offer--Expiration Date; Extensions; Amendments; Termination" and "--Conditions to the Offer".


    The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above or in "The Offer-- Conditions to the Offer", (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to such Exchange Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer-- Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer--Expiration Date; Extensions; Amendments; Termination".

    Holdings will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Holdings in consideration for the deposit by Holdings of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities in the Trust as trust assets and (ii) its Common Securities to Holdings in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Trustee (the "Special Regular Trustee") upon the occurrence of certain events described herein. See "Prospectus Summary--Description of Preferred Securities and Junior Subordinated Debentures".


    Cash distributions on the Preferred Securities will be cumulative from the first day following the Expiration Date (the "Accrual Date") at an annual rate
of       % of the liquidation amount of $25 per Preferred Security, and will be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on September 30, 1995 ("distributions"). Cash distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of       % of the stated liquidation amount of $25 per
Preferred Security, compounded quarterly to the extent permitted by applicable law. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of 9.25% per annum of the liquidation amount thereof from September 1, 1995 through the Expiration Date (the "Pre-Issuance Accrued Interest") in lieu of dividends accumulating and unpaid after September 1, 1995 on their Depositary Shares accepted for exchange, such additional distribution to be made on September 30, 1995 to holders of the Preferred Securities on the record date for such distribution. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of Holdings' election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as Holdings shall not be in default in the payment of interest on the Junior Subordinated Debentures, Holdings shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period Holdings shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures compounded quarterly to the extent permitted by applicable law ("Compounded Interest"), and corresponding distributions will be paid by the Trust on the Trust Securities. All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. During any such Extension Period, Holdings may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock. See "Risk Factors", "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period".


    The obligations of Holdings under the Junior Subordinated Debentures are unsecured obligations of Holdings and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of Holdings, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now or hereafter issued by Holdings and to any guarantee now or hereafter entered into by Holdings in respect of its capital stock. Holdings' obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of Holdings and to the Junior Subordinated Debentures, and (ii) senior to all capital stock now or hereafter issued by Holdings and to any guarantee now or hereafter entered into by Holdings in respect of its capital stock.

    The payment of distributions out of moneys held by the Trust (as defined herein) and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, are guaranteed by Holdings on a subordinated basis as and to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

    For a description of redemption rights with respect to the Preferred Securities, the possible dissolution of the Trust and distribution of Junior Subordinated Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Preferred Securities, see "Risk Factors", "Description of the Preferred Securities--Special Event Redemption or Distribution", "--Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures".


    The Depositary Shares are listed and principally traded on the NYSE. On June 19, 1995, the last full day of trading prior to the first public announcement of the Offer, the closing sales price of the Depositary Shares on the NYSE as reported on the Composite Tape was $24.875 per share. The closing sales price of
the Depositary Shares on the NYSE on August   , 1995 was $      . STOCKHOLDERS
ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE DEPOSITARY SHARES. To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Listing and Trading of Preferred Securities and Depositary Shares".


    Holdings will pay to Soliciting Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Depositary Shares a solicitation fee of $0.50 per Depositary Share validly tendered and accepted for exchange pursuant to the Offer, subject to certain conditions. Soliciting Dealers are not entitled to a solicitation fee for Depositary Shares beneficially owned by such Soliciting Dealer. See "The Offer--Dealer Managers; Soliciting Dealers".

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS, THE TRUST, THE TRUSTEES OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDINGS OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, HOLDINGS AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF DEPOSITARY SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

    Holdings is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Holdings can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.

    This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Holdings and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document summarize the material terms thereof. Reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Holdings, the Trust and the securities offered hereby.

    No separate financial statements of the Trust have been included or incorporated by reference herein. Holdings and the Trust do not consider that such financial statements would be material to holders of Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debentures of Holdings and its issuance of Trust Securities. The Trust anticipates that it will not be required to file with the

Commission or to distribute to holders of Preferred Securities periodic reports regarding the Trust. See "RJR Nabisco Holdings Capital Trust I", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures". The Trust is a statutory business trust formed under the laws of the State of Delaware. Holdings, as of the date hereof, beneficially owns all of the beneficial interests in the Trust.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    Holdings' Annual Report on Form 10-K for the year ended December 31, 1994 ("Holdings 10-K"), Holdings' 10-K as amended by Form 10K-A dated March 16, 1995, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 ("Holdings First Quarter 10-Q"), its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (together with Holdings First Quarter 10-Q, "Holdings 10-Qs") and its Proxy Statement dated March 20, 1995 have been filed with the Commission and are incorporated herein by reference.


    All documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Holdings will provide without charge to each person, including any beneficial owner of Depositary Shares, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Holdings at 1301 Avenue of the Americas, New York, New York (Telephone (212) 258-5600) Attention: Investor Relations Department. In order to ensure timely delivery of the documents, any request should be made not later than five business days prior to the Expiration Date.

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
Prospectus Summary....................................................................     4
Risk Factors..........................................................................    16
Comparison of Preferred Securities and Depositary Shares..............................    23
RJR Nabisco Holdings Corp.............................................................    27
RJR Nabisco Holdings Capital Trust I..................................................    28
Selected Consolidated Financial Data..................................................    31
Capitalization........................................................................    33
The Offer.............................................................................    34
Listing and Trading of Preferred Securities and Depositary Shares.....................    42
Transactions and Arrangements Concerning the Offer....................................    43
Fees and Expenses; Transfer Taxes.....................................................    43
Price Range of Depositary Shares......................................................    44
Description of the Preferred Securities...............................................    45
Description of the Preferred Securities Guarantee.....................................    57
Description of the Junior Subordinated Debentures.....................................    60
Description of the Series B Preferred and Depositary Shares...........................    68
Relationship Between the Preferred Securities, the Junior Subordinated Debentures and
  the Preferred Securities Guarantee..................................................    71
Taxation..............................................................................    73
Legal Matters.........................................................................    76
Experts...............................................................................    76
ERISA Matters.........................................................................    77

                               PROSPECTUS SUMMARY

    The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.

                           RJR NABISCO HOLDINGS CORP.

    The operating subsidiaries of Holdings owned through RJR Nabisco, Inc. ("RJRN") comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by R.J. Reynolds Tobacco Company ("RJRT"), the second largest manufacturer of cigarettes, and the packaged foods business is conducted by Nabisco Holdings Corp. ("Nabisco Holdings") through its wholly owned subsidiary, Nabisco, Inc. ("Nabisco"), the largest manufacturer and marketer of cookies and crackers. RJRN owns approximately 80.5% of the economic interest and approximately 97.6% of the voting power of Nabisco Holdings. Tobacco operations outside the United States are conducted by R.J. Reynolds Tobacco International, Inc. ("Tobacco International") and packaged food operations outside the United States are conducted by Nabisco International, Inc. ("Nabisco International") and Nabisco Ltd., subsidiaries of Nabisco. RJRT's and Tobacco International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America and certain other international markets.

TOBACCO

    RJRT's largest selling cigarette brands in the United States include WINSTON, DORAL, CAMEL, SALEM, VANTAGE and MONARCH. RJRT's other cigarette brands, including NOW, MORE, BEST VALUE, STERLING, MAGNA and CENTURY, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. Tobacco International operates in over 160 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market.

FOOD

    Nabisco's domestic operations represent one of the largest packaged food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, margarine, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, NEWTONS, SNACKWELL'S, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1, GREY POUPON, MILK-BONE, CREAM OF WHEAT, FLEISCHMANN'S and BLUE BONNET. Nabisco International is also a leading producer of biscuits, baking powder, powdered desserts, industrial yeasts and processed milk products in many of the 17 Latin American countries in which it has operations. Nabisco Ltd. conducts Nabisco's Canadian operations through a biscuit division and a grocery division. Excluding private label brands, the biscuit division produced nine of the top ten cookies and nine of the top ten crackers in Canada in 1994.

                      RJR NABISCO HOLDINGS CAPITAL TRUST I

    RJR Nabisco Holdings Capital Trust I is a statutory business trust that was formed under the Delaware Business Trust Act (the "Business Trust Act") on June 20, 1995. The Trust's original declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Depositary Shares in the Offer (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See "The

Offer--Terms of the Offer" and "--Acceptance of Shares and Proration" for information regarding the Trust's acceptance of Depositary Shares in the Offer. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. Holdings has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will have equivalent terms; provided that
(i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over the holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint one additional Trustee of the Trust as the Special Regular Trustee upon the occurrence of certain events described herein.


    The number of trustees (the "Trustees") of the Trust shall initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of Holdings. The fourth trustee is The Bank of New York (the "Institutional Trustee"), which will act as the indenture trustee for purposes of the Trust Indenture Act under the Declaration and will serve as the Indenture Trustee for the Junior Subordinated Debentures. The fifth trustee is The Bank of New York (Delaware), which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as hereinafter defined) pursuant to which the Junior Subordinated Debentures will be issued. The Institutional Trustee, acting on behalf of the Trust, will promptly make distributions to the holders of the Trust Securities out of funds in the Trust. The Preferred Securities Guarantee, which will be separately qualified under the Trust Indenture Act, will be held by The Bank of New York, acting in its separate capacity as indenture trustee with respect to the Preferred Securities Guarantee, for the benefit of the holders of the Preferred Securities. As used in this Prospectus, the term "Institutional Trustee" refers to The Bank of New York acting either in its capacity as the trustee under the Declaration or in its capacity as indenture trustee under, and the holder of, the Preferred Securities Guarantee, as the context may require.

    The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Holdings in consideration for the deposit by Holdings of Junior Subordinated Debentures, having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, in the Trust as trust assets, and (ii) its Common Securities to Holdings in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "RJR Nabisco Holdings Capital Trust I" and "Description of the Preferred Securities". The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, Holdings has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors", "RJR Nabisco Holdings Capital Trust I" and "Description of the Preferred Securities".

               CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS

    Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

    . The cash distributions rate on the Preferred Securities will be basis points greater than the dividend rate on the Depositary Shares. See "Comparison of Preferred Securities and Depositary Shares".

    . Although the obligations of Holdings under the Junior Subordinated Debentures and the Preferred Securities Guarantee will be unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness of Holdings, they will be senior to all capital stock of Holdings now or hereafter issued by Holdings (including the Depositary Shares).

    . While no dividends are required to be paid with respect to the Depositary Shares, interest payments on the Junior Subordinated Debentures and therefore distributions on the Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. See "Description of the Preferred Securities". However, to date, Holdings has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date, and dividends on the Series B Preferred accrue whether or not such dividends are declared. See "Description of the Series B Preferred and Depositary Shares--Dividends".

    . The Offer will allow Holdings to achieve certain tax efficiencies while preserving its flexibility with respect to future financings. In contrast to dividend payments with respect to the Depositary Shares which are not deductible by Holdings, Holdings will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. See "The Offer-- Purpose of the Offer".

    . So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Preferred Securities (and the Common Securities) because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets will be equal to the sum of
(x) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (y) the amount of proceeds received by the Trust from the issuance of the Common Securities to Holdings, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities, (iii) the Declaration provides that Holdings shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) the Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "The Offer--Description of Preferred Securities and Junior Subordinated Debentures" and "RJR Nabisco Holdings Capital Trust I".

    . The Trust will have no independent operations and will exist for the sole purpose of effecting the Offer and issuing the Trust Securities as described herein and owning and holding the Junior Subordinated Debentures. See "RJR Nabisco Holdings Capital Trust I".

    . If (i) the Trust fails to pay distributions in full on the Preferred Securities for six consecutive regularly scheduled quarterly distribution periods; or (ii) an Event of Default under the Declaration occurs and is continuing (each, an "Appointment Event"), then the Declaration provides that the holders of the Preferred Securities may appoint a Special Regular Trustee of the Trust who need not be an officer or employee of or otherwise affiliated with Holdings. Under the Declaration, any such Special Regular Trustee shall have the same rights, powers and privileges as a Regular Trustee. See "Description of the Preferred Securities--Voting Rights". Holders of Depositary Shares also have limited voting rights. However, with certain exceptions, in the event that dividends on all series of preferred stock, including the Series B Preferred, are in arrears and unpaid for six quarterly periods, the board of directors of Holdings is required to be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon, shall be entitled to elect two directors of the expanded board of directors. See "Description of Series B Preferred and Depositary Shares--Voting".


    . The Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights to enforce Holdings' obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of the Preferred Securities will have certain rights to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against Holdings to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee".

POTENTIAL RISKS TO EXCHANGING HOLDERS


    . Participation in the Offer will be a taxable event for holders of Depositary Shares. See "Risk Factors--Exchange of Depositary Shares for Preferred Securities is a Taxable Event".



    . The obligations of Holdings under (i) the Junior Subordinated Debentures and the Preferred Securities Guarantee are subordinate in right of payment to all Senior Indebtedness (as defined herein) of Holdings, except obligations or securities made pari passu or subordinate by their terms, and (ii) the Preferred Securities Guarantee is also subordinate in right of payment to the Junior Subordinated Debentures. See "Risk Factors--Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Junior Subordinated Debentures"; and "--Trust Distributions Dependent on Holdings' Payments on Junior Subordinated Debentures".



    . The Trust's ability to make distributions on the Preferred Securities is entirely dependent upon Holdings making interest payments on the Junior Subordinated Debentures when and as required, and the interest payment period on the Junior Subordinated Debentures may be extended under certain circumstances by Holdings in its sole discretion for up to 20 consecutive quarterly interest periods. See "Risk Factors--Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures"; "--Trust Distributions Dependent on Holdings' Payments on Junior Subordinated Debentures", "--Holdings May Defer Interest Payments on Junior Subordinated Debentures"; "--Tax Consequences of Extension of Interest Payment Periods" and "--Potential Market Volatility During Extension Period".


    . Should Holdings not make interest or other payments on the Junior Subordinated Debentures for any reason, including as a result of Holdings' election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since the Preferred Securities Guarantee covers distributions and other payments on the

Preferred Securities only if and to the extent that Holdings has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Risk Factors--Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures; and "--Trust Distributions Dependent on Holdings' Payments on Junior Subordinated Debentures".


    . If Holdings elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, distributions on the Preferred
Securities would also be deferred but the Trust will continue to accrue interest income (as original issue discount) in respect of such Debentures which will be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period will include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Taxation-- Income from the Preferred Securities".

    . Holders of Preferred Securities will have limited voting rights and, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

    . While the Depositary Shares are not redeemable prior to August 19, 1998, the Junior Subordinated Debentures (and thus the Preferred Securities) in certain circumstances will be redeemable prior to that date upon the occurrence of a Tax Event (as defined herein).

    . While dividends with respect to Depositary Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders. See "Comparison of Preferred Securities and Depositary Shares" and "Taxation--Accrual of Original Issue Discount and Premium".


    . While the Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance, the Preferred Securities are a new issue of securities with no established trading market. In addition, liquidity of the Preferred Securities will be affected by the number of Depositary Shares exchanged in the Offer. See "Risk Factors--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Depositary Shares".



    . Under certain circumstances, Junior Subordinated Debentures could be distributed to holders of Preferred Securities. In such event, the Trust would be dissolved and the holders would become holders of Junior Subordinated Debentures. While Holdings will use its best efforts in such a situation to have the Junior Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for such Junior Subordinated Debentures. See "Description of the Preferred Securities--Special Event Redemption or Distribution."


POTENTIAL RISK TO NON-EXCHANGING HOLDERS


    . The liquidity and trading market for untendered Depositary Shares could be adversely affected to the extent Depositary Shares are tendered and accepted in the Offer. See "Risk Factors--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Depositary Shares".


    . The Junior Subordinated Debentures will rank senior in right of payment to the untendered Depositary Shares.

                                   THE OFFER

PURPOSE OF THE OFFER

    The purpose of the Offer is to refinance the Series B Preferred with the Preferred Securities and to achieve certain tax efficiencies while preserving Holdings' flexibility with respect to future financings. This refinancing will permit Holdings to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible. See "The Offer--Purpose of the Offer".

TERMS OF THE OFFER

    Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange its Preferred Securities for up to 49,000,000 of the outstanding Depositary Shares of Holdings. Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. See "The Offer--Terms of the Offer".

EXPIRATION DATE; WITHDRAWALS


    Upon the terms and conditions of the Offer, including the provisions relating to proration described herein, the Trust will accept for exchange up to 49,000,000 Depositary Shares validly tendered and not withdrawn prior to 12:00 Midnight, New York City time, on September 15, 1995, or if the Offer is extended by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. Depositary Shares not accepted because of proration will be returned to the tendering holders at the Trust's expense as promptly as practicable following the Expiration Date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. See "The Offer--Expiration Date; Extensions; Amendments; Termination", "--Withdrawal of Tenders" and "--Acceptance of Shares and Proration". Tenders must be made to the Exchange Agent in order to be valid.


CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENTS; TERMINATION

    Consummation of the offer is conditioned on, among other things, (i) receipt of at least 15,000,000 validly tendered Depositary Shares (which condition may be waived by the Trust) and (ii) tenders by a sufficient number of holders of Depositary Shares to meet the Minimum Distribution Condition, which condition may not be waived. See "The Offer--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination".

    The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares, upon the failure of any of the conditions specified above, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to such Exchange Offer until the expiration date, subject, however, to all withdrawal rights of holders, see "The Offer--Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer--Conditions to the Offer" and "Expiration Date; Extensions; Amendments; Termination".

PROCEDURES FOR TENDERING


    Each Holder of Depositary Shares wishing to participate in the Offer must
(i)(a) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to First Chicago Trust Company of New York, as Exchange Agent, at one of its addresses set forth on the back cover page hereof, prior to the Expiration Date and certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or
(ii) comply with the guaranteed delivery procedures described herein.


    IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO HOLDINGS, THE TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

    Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer--Procedures for Tendering--Special Procedure for Beneficial Owners".

GUARANTEED DELIVERY PROCEDURES

    If a Holder desires to accept the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer--Procedures for Tendering--Guaranteed Delivery".

ACCEPTANCE OF SHARES AND PRORATION

    Upon the terms and subject to the conditions of the Offer, if 49,000,000 or fewer Depositary Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such Depositary Shares. Upon the terms and subject to the conditions of the Offer, if more than 49,000,000 Depositary Shares (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Depositary Shares from each tendering

Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

    If the Trust decides, in its sole discretion, to increase or decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "The Offer--Terms of the Offer" and "--Expiration Date; Extensions; Amendments; Termination", then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

    All Depositary Shares not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

DELIVERY OF PREFERRED SECURITIES

    Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer--Terms of the Offer" and "--Expiration Date; Extensions; Amendments; Termination".

    If proration of tendered Depositary Shares is required, because of the difficulty in determining the number of Depositary Shares validly tendered (including shares tendered by the guaranteed delivery procedures described in "The Offer--Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Depositary Shares pursuant to the Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Depositary Shares may obtain such preliminary information from the Dealer Managers or the Information Agent and may also be able to obtain such information from their brokers.

    Until the final proration factors are known, the Trust will not issue any Preferred Securities in exchange for any Depositary Shares accepted for exchange pursuant to the Offer or return Depositary Shares delivered to the Exchange Agent but not tendered or return Depositary Shares tendered but not accepted for exchange because of proration.

DESCRIPTION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

    The Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust and will have terms equivalent to the Common Securities; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove and replace Trustees (other than the Special Regular Trustee) and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event. The Declaration does not permit the issuance by the Trust of any securities or beneficial interests in the assets of the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investments other than in the Junior Subordinated Debentures. The Declaration defines an event of default with respect to the Trust Securities (an "Event of Default") as, among other things, the occurrence and continuance of an "event of default" under the Indenture with respect to the Junior Subordinated Debentures (an "Indenture Event of Default").

    Periodic cash distributions on each Preferred Security will be fixed at a
rate per annum of       % of the stated liquidation amount of $25 per Preferred
Security. Distributions in arrears for more than one quarter will bear interest
thereon at the rate per annum of       % of the stated liquidation amount of $25
per Preferred Security, compounded quarterly to the extent permitted by law. Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described herein, will be made quarterly in arrears, on the last day of March, June, September and December of each year, commencing on September 30, 1995, but only if and to the extent that interest payments are made in respect of the Junior Subordinated Debentures held by the Trust. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 9.25% per annum of the liquidation amount thereof from September 1, 1995 through the Expiration Date in lieu of dividends accumulating and unpaid after September 1, 1995 on their Depositary Shares accepted for exchange, such additional distribution to be made on September 30, 1995 to holders of the Preferred Securities on the record date for such distribution.


    The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of Holdings' election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as Holdings shall not be in default in the payment of interest on the Junior Subordinated Debentures, Holdings has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period and, as a consequence, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of
      % per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. During an Extension Period, Holdings may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto during such Extension Period; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock. Prior to the termination of any such Extension Period, Holdings may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, Holdings may commence a new Extension Period, subject to the above requirements. Holdings may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors", "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period".

    Holdings shall give the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of Holdings' selection of such Extension Period to the holders of the Preferred Securities. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period".

    There will be deposited in the Trust as trust assets (i) Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (ii) Junior Subordinated Debentures having an aggregate principal amount equal to the amount of proceeds received by the Trust from the sale of the Common Securities to Holdings. Under the Declaration, if and to the extent Holdings does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Institutional Trustee is obligated to make distributions promptly on the Preferred Securities. The payment of distributions on the Preferred Securities and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, in each case out of moneys held by the Trust, are guaranteed by Holdings on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

    The Preferred Securities and Common Securities are redeemable on a Pro Rata Basis (as defined below) from time to time, in whole or in part, to the same extent as the Junior Subordinated Debentures are redeemed by Holdings, at any time on or after August 19, 1998, upon not less than 30 nor more than 60 days' notice, at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of redemption (the "Redemption Price"), including distributions accrued as a result of Holdings' election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. The Preferred Securities will be redeemed upon the maturity or earlier redemption of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Mandatory Redemption". As used in this Prospectus the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all Preferred Securities outstanding, and, only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

    In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as hereinafter defined) arising from a change in law or a change in legal interpretation or other specified circumstances, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to certain other limited exceptions, be dissolved, with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common Securities on a Pro Rata Basis, in lieu of any cash distribution. In the case of a Tax Event, Holdings will have the right in certain circumstances to redeem the Junior Subordinated Debentures at any time, in which event the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Holdings will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Special Event Redemption or Distribution".


    The Junior Subordinated Debentures will be issued pursuant to an indenture, to be dated as of September 15, 1995 (as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") to be dated as of September 15, 1995, the "Indenture") between Holdings and The Bank of

New York, as trustee (the "Indenture Trustee"). See "Description of the Junior Subordinated Debentures". The Junior Subordinated Debentures will mature on
December 31, 2044 and will bear interest at an annual rate of       % from the
Accrual Date. Interest will be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on September 30, 1995; provided that, as described above, so long as Holdings shall not be in default in the payment of interest on the Junior Subordinated Debentures, Holdings shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. Holdings has no current intention of exercising its right to extend an interest payment period. However, should Holdings determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Risk Factors" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period".


    The Junior Subordinated Debentures will also accrue interest at the rate of 9.25% per annum of the principal amount thereof from September 1, 1995 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures to holders of the Junior Subordinated Debentures on the record date for such distribution. No extension of interest will be permitted with respect to interest accruing from September 1, 1995 through the Expiration Date.


    Holdings shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after August 19, 1998, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, including interest accrued as a result of Holdings' election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. In addition, upon the occurrence of a Tax Event, Holdings will also have the right if certain conditions are met to redeem the Junior Subordinated Debentures at any time. If Holdings redeems the Junior Subordinated Debentures, then the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Depositary Shares surrendered. For this purpose, the fair market value of the Junior Subordinated Debentures deemed issued in exchange for Depositary Shares on the Expiration Date will equal the fair market value of the Preferred Securities on that date. See "Taxation-- Exchange of Depositary Shares for Preferred Securities".

    The Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Holders of Preferred Securities (each a "Securityholder") will be required to include their pro rata share of original issue discount in gross income as it accrues on the Junior Subordinated Debentures in advance of the receipt of cash. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation--Accrual of Original Issue Discount and Premium" and "--Potential Extension of Payment Period on the Junior Subordinated Debentures".


    While dividends on the Series B Preferred are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In such event, a Securityholder who disposes of his Preferred Securities and does not receive a payment of interest from the Trust for the period in which the disposition occurs will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


ACCOUNTING FOR EXCHANGE

    The refinancing of the Series B Preferred with the Preferred Securities may increase or decrease income applicable to common stockholders depending upon the difference between the fair market value of the Series B Preferred represented by the Depositary Shares and the liquidation price of the Series B Preferred at the time of the exchange.

UNTENDERED SHARES

    Holders of Depositary Shares who do not tender their Depositary Shares in the Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.


    To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Risk Factors--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Depositary Shares".


EXCHANGE AGENT AND INFORMATION AGENT

    First Chicago Trust Company of New York has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to MacKenzie Partners, Inc. which has been retained by Holdings and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offer--Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

DEALER MANAGERS

    Merrill Lynch & Co., Lehman Brothers, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Smith Barney Inc. have been retained as Dealer Managers in connection with the Offer. For information regarding fees payable to the Dealer Managers and Soliciting Dealers (as defined herein), see "The Offer--Dealer Managers; Soliciting Dealers".

                                  RISK FACTORS

    Prospective exchanging holders of Depositary Shares who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES IS A TAXABLE EVENT

    The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Depositary Shares exchanged therefor. See "Taxation--Exchange of Depositary Shares for Preferred Securities". All Holders of Depositary Shares are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Depositary Shares and the issuance of Preferred Securities.

CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION

    While dividends with respect to the Depositary Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

    The obligations of Holdings under the Junior Subordinated Debentures are unsecured obligations of Holdings and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of Holdings, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now or hereafter issued by Holdings and to any guarantee now or hereafter entered into by Holdings in respect of its capital stock. Holdings' obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of Holdings and to the Junior Subordinated Debentures, and (ii) senior to all capital stock now or hereafter issued by Holdings and to any guarantee now or hereafter entered into by Holdings in respect of its capital stock. At June 30, 1995, Holdings (on an unconsolidated basis) had no Senior Indebtedness other than its guarantees of RJRN's obligations under the New Credit Agreements (as defined herein), under which RJRN has the right to borrow up to $3.5 billion (the "Credit Agreement Guarantees"). Because Holdings is a holding company, the Junior Subordinated Debentures (and Holdings' obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of Holdings' subsidiaries, except to the extent that Holdings is a creditor of the subsidiaries recognized as such. Claims on Holdings' subsidiaries by creditors other than Holdings include liabilities incurred in the ordinary course of business. At June 30, 1995, Holdings' subsidiaries had outstanding approximately $10.6 billion of debt, $3.7 billion of current liabilities and $6.4 billion of other liabilities (excluding intercompany liabilities). The terms of the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee do not limit Holdings' ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness or other liabilities. See "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures--Subordination".

TRUST DISTRIBUTIONS DEPENDENT ON HOLDINGS' PAYMENTS ON JUNIOR SUBORDINATED DEBENTURES

    The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon Holdings making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If Holdings were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of Holdings' election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that Holdings has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights against Holdings pursuant to the terms of the Indenture and may vote to appoint a Special Regular Trustee. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of Holdings' exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred; provided that to the extent the extension is for more than six regularly scheduled dividend periods, holders of Preferred Securities may vote to appoint a Special Regular Trustee.

    The Declaration provides that Holdings shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that Holdings will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

    For a discussion of the ranking of the Junior Subordinated Debentures, see "--Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures".

HOLDINGS MAY DEFER INTEREST PAYMENTS ON JUNIOR SUBORDINATED DEBENTURES

    So long as Holdings shall not be in default in the payment of interest on the Junior Subordinated Debentures, Holdings has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 20 consecutive quarterly interest periods, during which no interest shall be due and payable, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. In such an event, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with
interest thereon at the rate of       % per annum, compounded quarterly to the
extent permitted by applicable law) by the Trust during any such Extension Period. If Holdings exercises the right to extend an interest payment period, Holdings may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock.

    Prior to the termination of any Extension Period, Holdings may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, Holdings may commence a new Extension Period, subject to the above requirements. Holdings may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period".

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIODS

    Because Holdings has the right to extend the interest payment period up to 20 consecutive quarterly interest periods on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation--Accrual of Original Issue Discount and Premium" and "--Potential Extension of Payment Period on the Junior Subordinated Debentures".

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

    As described above, Holdings has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for periods not exceeding 20 consecutive quarterly interest periods. If Holdings determines to extend an interest payment period, or if Holdings thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be adversely affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated Debentures-- Option to Extend Interest Payment Period".

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES


    The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While the Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to Holdings and the Trust that they intend to make a market in the Preferred Securities following the Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities in exchange for such Depositary Shares, which condition may not be waived by Holdings or the Trust.


REDUCED TRADING MARKET FOR DEPOSITARY SHARES

    To the extent Depositary Shares are tendered and accepted in the Offer, the liquidity and trading market for the Depositary Shares to be outstanding following the Offer, and the terms upon which such

Depositary Shares could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Listing and Trading of Preferred Securities and Depositary Shares".

    The Offer is for up to 49,000,000 Depositary Shares (or 98% of the 50,000,000 Depositary Shares outstanding), rather than for all the outstanding Depositary Shares, to reduce the risk that the Depositary Shares would be subject to delisting following consummation of the Offer.


    Under the rules of the NYSE, preferred securities such as the Depositary Shares are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. Since at least 1,000,000 Depositary Shares will remain outstanding following consummation of the Offer, the number of outstanding Depositary Shares will exceed the delisting criteria set forth in clause (ii) above. In addition, based on the market price of the Depositary Shares on the NYSE ($24.875 on June 19, 1995, the closing sales price of the Depositary Shares on the NYSE on the last full trading day immediately prior to Holdings' first
public announcement of the Offer, and $      on August   , 1995), the Company
believes that the aggregate value of the minimum number (1,000,000) of Depositary Shares which will be outstanding following consummation of the Offer should exceed the delisting criteria set forth in clause (i) above. See "Price Range of Depositary Shares". If less than 49,000,000 Depositary Shares are validly tendered, then the number of Depositary Shares remaining outstanding, and the market value thereof, will be even greater.


SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved, with the result that, in the manner described in "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution", Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in liquidation of the Trust. In the case of a Tax Event, in certain circumstances, Holdings shall have the right to redeem at any time the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Depositary Shares exchanged. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures-- General".

    Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation--Distribution of Junior Subordinated Debentures to Holders of Preferred Securities".

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and, subject to the rights of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities. See "Description of the Preferred Securities--Voting Rights". Holders of Depositary Shares also have limited voting rights. However, in the event that dividends on all series of preferred stock, including the Series B Preferred, are in arrears and unpaid for six quarterly periods, the Board of Directors shall be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon shall be entitled to elect two directors of the expanded Board of Directors with certain exceptions. See "Description of Series B Preferred and Depositary Shares--Voting".

EXPOSURE TO TOBACCO-RELATED LITIGATION

    Various legal actions, proceedings and claims are pending or may be instituted against RJRT or its affiliates or indemnitees, including those claiming that lung cancer and other diseases have resulted from the use of or exposure to RJRT's tobacco products. The plaintiffs in these actions seek recovery on a variety of legal theories, including strict liability in tort, design defect, negligence, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, unjust enrichment, indemnity and common law public nuisance. Six of these cases purport to be class actions brought on behalf of thousands of individuals. Purported classes include individuals claiming to be addicted to cigarettes and flight attendants alleging personal injury from exposure to environmental tobacco smoke in their workplace. In two such cases, Florida state court judges granted plaintiffs' motions to certify a class. Defendants have appealed both of these rulings to the Florida District Court of Appeals. In another such case, a United States District Court judge has granted plaintiffs' motion to certify a class. The defendants' appeal of such class certification is under review by the Fifth Circuit Court of Appeals. In addition, four states, including Florida, have sued RJRT (and in two cases, RJRN) and other industry members on various theories to recoup expenses incurred by the states in the treatment of diseases purportedly associated with cigarette smoking and to enjoin certain marketing practices. Litigation is subject to many uncertainties, and it is possible that some of the tobacco-related legal actions, proceedings or claims could be decided against RJRT or its affiliates or indemnitees. Determinations of liability or adverse rulings against other cigarette manufacturers that are defendants in similar actions, even if such rulings are not final, could adversely affect the litigation against RJRT or its affiliates or indemnitees and increase the number of such claims. Although it is impossible to predict the outcome of such events or their effect on RJRT, a significant increase in litigation activities could have an adverse effect on RJRT. RJRT believes that it has a number of valid defenses to any such actions, and intends to defend vigorously all such actions. Holdings believes that the ultimate outcome of all pending tobacco litigation matters should not have a material adverse effect on the financial position of RJRN; however, it is possible that the results of operations or cash flows of RJRN in particular quarterly or annual periods or the financial condition of RJRN could be materially affected by the ultimate outcome of certain pending litigation matters.


    In February 1994, the Commissioner of the U.S. Food and Drug Administration (the "FDA"), which historically has asserted that it has no jurisdiction over cigarette products, stated that he intended to cause the FDA to work with the U.S. Congress to resolve the regulatory status of cigarettes under the Food, Drug and Cosmetic Act. During the second quarter of 1994, hearings were held in this regard and RJRT and other members of the U.S. cigarette industry were asked to provide voluntarily certain documents and other information to Congress and the FDA. In July and early August 1995, it was reported in the press that the Commissioner of the FDA believes that nicotine is a drug and should be regulated and that the FDA has recommended to the Clinton Administration that further steps be taken to limit access to cigarettes by minors in addition to those mandated by existing federal, state and local laws or voluntarily implemented by RJRT and other tobacco companies. It is not possible to predict what actions, if any, will result from the Congressional deliberations or the reported FDA findings and recommendations or the effect thereof, if any, on RJRT or the cigarette industry generally.



    For additional information on legislation and litigation relating to the cigarette industry and RJRT, see Holdings 10-K under "Business--Tobacco--Legislation and Other Matters Affecting the Cigarette Industry" and "--Litigation Affecting the Cigarette Industry" and Holdings 10-Qs under

Part II. Item 1. "Legal Proceedings"; Part I. Item 1., the Note captioned "Contingencies" in "Notes to the Consolidated Condensed Financial Statements"; and Part I. Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations--Tobacco" each of which is incorporated herein by reference.


LEVERAGE AND DEBT SERVICE


    Holdings, together with its subsidiaries, had, at June 30, 1995, a ratio of consolidated total debt to total stockholders' equity of .94 to 1.


    Although Holdings has significantly reduced its consolidated indebtedness and improved its consolidated debt-to-equity ratios, the indebtedness and debt-to-equity ratio of Holdings and its subsidiaries continue to have the effect, generally, of restricting the flexibility of Holdings and its subsidiaries in responding to changing business and economic conditions insofar as they affect the financial condition and financing requirements of Holdings and its subsidiaries. Moreover, the New Credit Agreements (as defined herein) and the terms governing certain other indebtedness (including indebtedness of its subsidiaries) impose significant operating and financial restrictions on Holdings and its subsidiaries. These restrictions limit the ability of Holdings and its subsidiaries to incur indebtedness, pay dividends, engage in transactions with stockholders and affiliates, create liens, sell or dispose of certain assets and certain subsidiaries' stock and engage in certain mergers or consolidations.

HOLDING COMPANY STRUCTURE

    Holdings' cash flow and consequent ability to meet its obligations under its indebtedness, including the Junior Subordinated Debentures, are substantially dependent upon the earnings and cash flow available after debt service of RJRN and the availability of such earnings and cash flows to Holdings by way of dividends, distributions, loans and other advances.

    The Board of Directors of Holdings has adopted a policy stating that Holdings will limit, until December 31, 1998, the aggregate amount of cash dividends on its capital stock. Under this policy, during that period, Holdings will not pay any extraordinary cash dividends and will limit the aggregate amount of its cash dividends, cash distributions and repurchases for cash of capital stock and subordinated debt to an amount equal to the sum of $500 million plus (i) 65% of Holdings' cumulative consolidated net income before extraordinary gains or losses and restructuring charges subsequent to December 31, 1994 and (ii) net cash proceeds of up to $250 million in any year from the sale of capital stock of Holdings or its subsidiaries (other than proceeds from the offering of Nabisco Holdings common stock) to the extent used to repay, purchase or redeem debt or preferred stock.

    The Board of Directors of Holdings has also adopted an additional policy providing that Holdings will not declare a dividend or distribution to its stockholders of the shares of capital stock of a subsidiary before December 31, 1996. Holdings has also adopted a policy setting forth its intention not to make such a distribution of the shares of capital stock of a subsidiary prior to December 31, 1998 if that distribution would cause the ratings of the senior indebtedness of RJRN to be reduced from investment grade to non-investment grade or if, after giving effect to such distribution, any publicly-held senior indebtedness of the distributed company would not be rated investment grade. Additional policies provide that an amount equal to the net cash proceeds from any issuance and sale of equity by Holdings or from any sale outside the ordinary course of business of material assets owned or used by subsidiaries in the tobacco business, in each case before December 31, 1998, will be used either to repay, purchase or redeem consolidated indebtedness or to acquire properties, assets or businesses to be used in existing or new lines of business and that an amount equal to the net cash proceeds of any secondary sale of shares of Nabisco Holdings before December 31, 1998 will be used to repay, purchase or redeem consolidated debt. No assurance can be given that Holdings will issue or sell any equity or any material assets outside the ordinary course of business.

    Holdings has indicated that, under normal circumstances, it does not plan to issue additional equity securities for purposes of balance sheet improvements other than the transactions contemplated herein.

TOBACCO INDUSTRY COMPETITION

    RJRT is the second largest cigarette manufacturer in the United States, and Tobacco International is the second largest of the two international cigarette producers with significant positions in the American Blend segment.

    In recent years, Philip Morris U.S.A., the largest U.S. cigarette manufacturer, has increased its market share while RJRT's market share has decreased, particularly in the full price segment. This trend reflects declines in RJRT's WINSTON and SALEM brands, its two leading full price brands in 1994, and the growth of its principal competitor's largest-selling brand. Based on data collected for RJRT by an independent market research firm, RJRT's retail market share declined from 29.9% in 1993 to 27.8% in 1994 while its principal competitor's share increased from 44.1% to 45.1%. In May 1995, RJRT estimated that its retail market share was approximately 26.7% and that its principal competitor's share was approximately 45.6%. RJRT is pursuing a variety of strategies to stabilize its market share, but no assurances can be given that these initiatives will be successful.

    Outside the United States, Tobacco International estimates that its share of the American Blend segment in 1994 was approximately one-third the share of Philip Morris International Inc., the largest international cigarette producer with a significant position in the American Blend segment.

            COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES

    The following is a brief summary of certain terms of the Preferred Securities and the Depositary Shares. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities". For a complete description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures".

                                PREFERRED SECURITIES                 DEPOSITARY SHARES
                         ----------------------------------  ----------------------------------
Issuer                   The Trust. Payment of               Holdings.
                         distributions and on liquidation
                         or redemption is guaranteed on a
                         subordinated basis, as and to the
                         extent described herein, by
                         Holdings.
Distribution/Dividend
  Rate                   % per annum distribution payable    9.25% per annum dividend payable
                         quarterly in arrears on the last    on the 1st business day of March,
                         day of March, June, September and   June, September and December of
                         December of each year, commencing   each year, out of funds legally
                         September 30, 1995, from and        available therefor, when, as and
                         including the Accrual Date, but     if declared by Holdings' Board of
                         only if, and to the extent that,    Directors. Dividends are
                         interest payments are made in       cumulative. Accrued but unpaid
                         respect of the Junior Subordinated  dividends do not bear interest.
                         Debentures held by the Trust.       Dividends accrue whether or not
                         During any Extension Period on the  Holdings has earnings, whether or
                         Junior Subordinated Debentures,     not there are funds legally
                         distribution payments on the        available for the payment of such
                         Preferred Securities will not be    dividends and whether or not such
                         made but would continue to accrue,  dividends are declared. To date,
                         and, in the case of distributions   Holdings has made each quarterly
                         in arrears for more than one        dividend payment with respect to
                         quarter, would bear interest at     the Depositary Shares on the
                         the rate of    % per annum,         scheduled dividend payment date.
                         compounded quarterly to the extent
                         permitted by applicable law.
Maturity/Mandatory and
  Optional Redemption    The Preferred Securities will be    No maturity or mandatory
                         redeemed upon the maturity or       redemption. The Depositary Shares
                         earlier redemption of the Junior    are redeemable at the option of
                         Subordinated Debentures, at a       Holdings on and after August 19,
                         redemption price equal to 100% of   1998, in whole or in part, at a
                         the liquidation amount of the       redemption price equivalent to $25
                         Preferred Securities to be          per Depositary Share to be
                         redeemed, plus accrued and unpaid   redeemed, plus accrued and unpaid
                         distributions, if any, to the       dividends thereon, to the
                         redemption date, including          redemption date. Holders of
                         distributions accrued as a result   Depositary Shares have no right to
                         of Holdings' election to defer      require Holdings to redeem the
                         payments of interest on the Junior  Depositary Shares at the option of
                         Subordinated Debentures. The        the holders.
                         Junior Subordinated Debentures
                         have a final maturity of December
                         31, 2044. The Junior Subordinated
                         Debentures are redeemable at the
                         option of Holdings, in whole or in
                         part, on or after August 19, 1998,
                         at a redemption price equivalent
                         to $25 per Junior Subordinated
                         Debenture to be redeemed, plus
                         accrued and unpaid

                                PREFERRED SECURITIES                 DEPOSITARY SHARES
                         ----------------------------------  ----------------------------------
                         interest thereon, to the
                         redemption date. Upon the
                         repayment of the Junior
                         Subordinated Debentures, whether
                         at maturity, upon redemption or
                         otherwise, the proceeds thereof
                         will be promptly applied to redeem
                         the Preferred Securities and the
                         Common Securities. See
                         "Description of the Preferred
                         Securities--Special Event
                         Redemption or Distribution" and
                         "--Mandatory Redemption". Holders
                         of Preferred Securities have no
                         right to require the Trust to
                         redeem the Preferred Securities at
                         the option of the holders.

Subordination            Subordinated to claims of           Subordinated to claims of
                         creditors of the Trust, if any.     creditors of Holdings, including
                         The Preferred Securities and the    the Junior Subordinated
                         Common Securities will have         Debentures, and effectively
                         equivalent terms; provided that     subordinated to all obligations of
                         (i) if an Event of Default under    Holdings' subsidiaries, but senior
                         the Declaration occurs and is       to the common stock of Holdings
                         continuing, the holders of          and pari passu with all other
                         Preferred Securities will have a    outstanding series of preferred
                         priority over holders of the        stock of Holdings. As capital
                         Common Securities with respect to   stock, the Depositary Shares are
                         payments in respect of              junior to all of the debt of
                         distributions and payments upon     Holdings, including the Junior
                         liquidation, redemption or          Subordinated Debentures.
                         otherwise and (ii) holders of
                         Common Securities have the
                         exclusive right (subject to the
                         terms of the Declaration) to
                         appoint, remove or replace
                         Trustees and to increase or
                         decrease the number of Trustees,
                         subject to the right of holders of
                         Preferred Securities to appoint a
                         Special Regular Trustee upon the
                         occurrence of an Appointment
                         Event.
                         The Trust is not permitted to
                         incur any indebtedness for
                         borrowed money. The Declaration
                         provides that Holdings shall pay
                         for all debts and obligations
                         (other than with respect to the
                         Trust Securities) and all costs
                         and expenses of the Trust,
                         including any income taxes, duties
                         and other governmental charges,
                         and all costs and expenses with
                         respect thereto, to which the
                         Trust may become subject, except
                         for United States withholding
                         taxes.
                         The Junior Subordinated Debentures
                         will rank subordinate and junior
                         to all Senior Indebtedness of
                         Holdings, except obligations and
                         securities made pari passu or
                         subordinate by their terms, and
                         will be effectively subordinated
                         to all obligations of Holdings'
                         subsidiaries, and senior to all
                         capital stock now or hereafter
                         issued by

                                PREFERRED SECURITIES                 DEPOSITARY SHARES
                         ----------------------------------  ----------------------------------
                         Holdings and to any guarantee now
                         or hereafter entered into by
                         Holdings in respect of any of its
                         capital stock (including the
                         Depositary Shares). Holdings'
                         obligations under the Preferred
                         Securities Guarantee will rank
                         subordinate and junior to all
                         Senior Indebtedness of Holdings,
                         except obligations and securities
                         made pari passu or subordinate by
                         their terms, and to the Junior
                         Subordinated Debentures, and will
                         be effectively subordinated to all
                         obligations of Holdings'
                         subsidiaries, and senior to all
                         capital stock now or hereafter
                         issued by Holdings and to any
                         guarantee now or hereafter entered
                         into by Holdings in respect of any
                         of its capital stock.
                         As of June 30, 1995 Holdings (on
                         an unconsolidated basis) had no
                         Senior Indebtedness other than the
                         Credit Agreement Guarantees. At
                         the same date, subsidiaries of
                         Holdings had approximately $10.6
                         billion of debt, $3.7 billion of
                         current liabilities and $6.4
                         billion of other liabilities
                         (excluding intercompany
                         liabilities). Because Holdings is
                         a holding company, the Junior
                         Subordinated Debentures (and
                         Holdings' obligations under the
                         Preferred Securities Guarantee)
                         are also effectively subordinated
                         to all existing and future
                         liabilities, including trade
                         payables, of Holdings'
                         subsidiaries, except to the extent
                         that Holdings is a creditor of the
                         subsidiaries recognized as such.
                         In addition, the Preferred
                         Securities Guarantee ranks junior
                         to the Junior Subordinated
                         Debentures. Assuming 49,000,000
                         Depositary Shares are tendered,
                         there will be $1.225 billion in
                         Junior Subordinated Debentures
                         senior to the Preferred Securities
                         Guarantee in addition to the other
                         obligations of Holdings set forth
                         above.
Listing                  The Preferred Securities have been  The Depositary Shares are listed
                         approved for listing on the NYSE    on the NYSE.
                         subject to official notice of
                         issuance. In order to satisfy the
                         NYSE listing requirements,
                         acceptance of Depositary Shares
                         validly tendered in the Offer is
                         subject to the condition that as
                         of the Expiration Date there be at
                         least 400 record or beneficial
                         holders of Preferred Securities in
                         exchange for

                                PREFERRED SECURITIES                 DEPOSITARY SHARES
                         ----------------------------------  ----------------------------------
                         such Depositary Shares, which
                         condition may not be waived.
Dividends Received
  Deduction              Distributions on the Preferred      Dividends are eligible for the
                         Securi-                             dividends received deduction for
                         ties are not eligible for the       corporate holders.
                         dividends received deduction for
                         corporate holders.
Voting Rights/
  Enforcement            Holders of Preferred Securities     If dividends shall be in arrears
                         have no voting rights other than    in an aggregate amount equivalent
                         as provided under the Business      to six quarterly dividend periods,
                         Trust Act or the Trust Indenture    the Holders of Depositary Shares
                         Act unless either (i)               have the right (together with
                         distributions on the Preferred      other classes of preferred stock
                         Securities shall be in arrears for  ranking on a parity with the
                         six consecutive regularly           Series B Preferred either as to
                         scheduled quarterly distribution    dividends or on the distribution
                         periods; or (ii) an Event of        of assets upon liquidation) to
                         Default under the Declaration       elect two directors.
                         occurs and is continuing with
                         respect to the Junior Subordinated
                         Debentures, in which case holders
                         have the right to appoint a
                         Special Regular Trustee. The
                         Institutional Trustee has the
                         power to exercise all rights under
                         the Indenture with respect to the
                         Junior Subordinated Debentures and
                         is also authorized to enforce the
                         Preferred Securities Guarantee on
                         behalf of holders of the Preferred
                         Securities. If the Trust's failure
                         to make distributions is a
                         consequence of Holdings' exercise
                         of its right to extend the
                         interest payment period for the
                         Junior Subordinated Debentures as
                         described under
                         "Distribution/Dividend Rate", the
                         Institutional Trustee will have no
                         right to enforce the payment of
                         distributions until an Event of
                         Default under the Declaration
                         shall have occurred. The holders
                         of the Preferred Securities will
                         have certain rights to direct the
                         Institutional Trustee with respect
                         to certain matters under the
                         Declaration and the Preferred
                         Securities Guarantee. If the
                         Institutional Trustee fails to
                         enforce its rights under the
                         Indenture or fails to enforce the
                         Preferred Securities Guarantee,
                         any holder of Preferred Securities
                         may, after a period of 90 days has
                         elapsed from such holder's written
                         request to the Institutional
                         Trustee to enforce such rights or
                         the Preferred Securities
                         Guarantee, institute a legal
                         proceeding against Holdings to
                         enforce such rights or the
                         Preferred Securities Guarantee, as
                         the case may be.

                           RJR NABISCO HOLDINGS CORP.

    The operating subsidiaries of Holdings owned through RJRN, comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by RJRT, the second largest manufacturer of cigarettes, and the packaged foods business is conducted by Nabisco Holdings through its wholly-owned subsidiary, Nabisco, the largest manufacturer and marketer of cookies and crackers. RJRN owns approximately 80.5% of the economic interest and approximately 97.6% of the voting power of Nabisco Holdings. Tobacco operations outside the United States are conducted by Tobacco International and packaged food operations outside the United States are conducted by Nabisco International and Nabisco Ltd., subsidiaries of Nabisco. RJRT's and Tobacco International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America and certain other international markets.

TOBACCO

    RJRT's largest selling cigarette brands in the United States include WINSTON, DORAL, CAMEL, SALEM, VANTAGE and MONARCH. RJRT's other cigarette brands, including NOW, MORE, BEST VALUE, STERLING, MAGNA and CENTURY, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. Tobacco International operates in over 160 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market.

FOOD

    Nabisco's domestic operations represent one of the largest packaged food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, margarine, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, NEWTONS, SNACKWELL'S, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1, GREY POUPON, MILK-BONE, CREAM OF WHEAT, FLEISCHMANN'S and BLUE BONNET. Nabisco International is also a leading producer of biscuits, baking powder, powdered desserts, industrial yeasts and processed milk products in many of the 17 Latin American countries in which it has operations. Nabisco Ltd. conducts Nabisco's Canadian operations through a biscuit division and a grocery division. Excluding private label brands, the biscuit division produced nine of the top ten cookies and nine of the top ten crackers in Canada in 1994.

                      RJR NABISCO HOLDINGS CAPITAL TRUST I

    The Trust is a statutory business trust that was formed under the Business Trust Act on June 20, 1995 pursuant to a declaration of trust dated June 19, 1995 among the Trustees and Holdings and the filing of a certificate of trust with the Secretary of State of Delaware. Such declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Depositary Shares in the Offer (see "The Offer--Terms of the Offer") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration is qualified under the Trust Indenture Act. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. Holdings has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees (other than the Special Regular Trustee) and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event.

    The number of Trustees of the Trust shall initially be five. Three of the Trustees will be the Regular Trustees. The fourth trustee is The Bank of New York, which will act as the indenture trustee for purposes of the Trust Indenture Act under the Declaration and will serve as the Indenture Trustee for the Junior Subordinated Debentures. The fifth trustee is The Bank of New York (Delaware) which will serve as the Delaware Trustee. Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures. The Institutional Trustee will promptly make distributions to the holders of the Trust Securities, out of any funds in the Trust. The Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its separate capacity as indenture trustee with respect to the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

    The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Holdings in consideration of the deposit by Holdings of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities in the Trust as trust assets, and (ii) its Common Securities to Holdings in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act.

    Under the Declaration, the Trust shall not, and the Trustees (including the Institutional Trustee) shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees (including the Institutional Trustee) shall not (a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures but shall promptly distribute all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any investments, other than investments represented by the Junior Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities;

(g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Junior Subordinated Debentures or the Institutional Trustee with respect to the Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h), the Institutional Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

    The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in the Trust during normal business hours. The Trust anticipates that it will not be required to file with the Commission or distribute to holders of Preferred Securities periodic reports regarding the Trust.

    Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. If
(i) distributions on the Preferred Securities are in arrears for six consecutive regularly scheduled quarterly distribution periods or (ii) an Event of Default under the Declaration occurs and is continuing, holders of Preferred Securities shall have the right to vote, as a single class, for the appointment of a Special Regular Trustee who need not be an employee or officer of or otherwise affiliated with Holdings. The Special Regular Trustee shall have the same rights, powers and privileges under the Declaration as a Regular Trustee. See "Description of the Preferred Securities--Voting Rights".

    The Institutional Trustee, for the benefit of the holders of the Trust Securities, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debentures and to enforce Holdings' obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default. The Institutional Trustee shall also be authorized to enforce the rights of holders of Preferred Securities under the Preferred Securities Guarantee. If the Trust's failure to make distributions on the Preferred Securities is a consequence of Holdings' exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against Holdings to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities--Voting Rights".

    If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debentures, an Event of Default under the Declaration will occur and be continuing with respect to the Trust Securities. In such event, the Declaration provides that the holders of Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. If any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Description of the Preferred Securities".

    The Declaration provides that the Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company, Midwest Securities Trust Company and Philadelphia Depository Trust Company (the "Depository Institutions") described under "Description of the Preferred Securities--Book-Entry; Delivery and Form", hold interests in a global certificate registered on the books and records of the Trust in the name of a Depository Institution or its nominee. Under the Declaration:

        (i) the Trust and the Trustees shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration, shall have no obligation to persons beneficially owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

        (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. See "Description of the Preferred Securities--Book-Entry; Delivery and Form". With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).

    In the Declaration, Holdings has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors" and "Description of the Preferred Securities". The foregoing obligations of Holdings under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Holdings directly against Holdings and Holdings has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against Holdings. Holdings has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

    The foregoing summary of certain provisions of the Declaration summarizes the material terms thereof. Reference is made and such summary is qualified in all respects by such reference to the Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The business address of the Trust is c/o RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, New York 10019, telephone number (212) 258-5600.

                      SELECTED CONSOLIDATED FINANCIAL DATA


    The selected consolidated financial data presented below as of June 30, 1995 and for the six months ended June 30, 1995 and 1994 was derived from the unaudited consolidated condensed financial statements of Holdings (the "Consolidated Condensed Financial Statements") incorporated herein by reference. The summary consolidated financial data presented below as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 was derived from the consolidated financial statements of Holdings (the "Consolidated Financial Statements") incorporated herein by reference, which have been audited by Deloitte & Touche LLP, independent auditors. In addition, the consolidated financial data presented below as of December 31, 1992, 1991 and 1990 and for each of the years in the two-year period ended December 31, 1991 was derived from the audited consolidated financial statements of Holdings as of December 31, 1992, 1991 and 1990 and for the years ended December 31, 1991 and 1990, not incorporated herein by reference. The data should be read in conjunction with the Consolidated Condensed Financial Statements and the Consolidated Financial Statements incorporated herein by reference.


                                             SIX MONTHS
                                           ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                                       ----------------------   -------------------------------------------------
                                         1995         1994        1994       1993      1992      1991      1990
                                       ---------    ---------   ---------   -------   -------   -------   -------
                                                     (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS
 Net sales..........................   $   7,621    $   7,356   $  15,366   $15,104   $15,734   $14,989   $13,879
                                       ---------    ---------   ---------   -------   -------   -------   -------
 Cost of products sold..............       3,496        3,264       6,977     6,640     6,326     6,088     5,652
 Selling, advertising,
   administrative and general
   expenses.........................       2,543        2,473       5,210     5,731     5,788     5,358     4,801
 Amortization of trademarks and
   goodwill.........................         318          312         629       625       616       609       608
 Restructuring expense..............      --           --          --           730       106     --        --
                                       ---------    ---------   ---------   -------   -------   -------   -------
   Operating income(1)..............       1,264        1,307       2,550     1,378     2,898     2,934     2,818
 Interest and debt expense..........        (442)        (588)     (1,065)   (1,209)   (1,449)   (2,217)   (3,176)
 Other income (expense), net........        (155)         (43)       (110)      (58)        7       (69)      (44)
                                       ---------    ---------   ---------   -------   -------   -------   -------
   Income (loss) before income
     taxes..........................         667          676       1,375       111     1,456       648      (402)
 Provision for income taxes.........         293          290         611       114       680       280        60
                                       ---------    ---------   ---------   -------   -------   -------   -------
   Income (loss) before minority
     interest in income of
     Nabisco........................         374          386         764        (3)      776       368      (462)
   Minority interest in income of
     Nabisco........................          23       --          --         --        --        --        --
                                       ---------    ---------   ---------   -------   -------   -------   -------
   Income (loss) before
     extraordinary item.............         351          386         764        (3)      776       368      (462)
 Extraordinary item--(loss) gain on
   early extinguishments of debt,
   net of income taxes..............      --             (145)       (245)     (142)     (477)    --           33
                                       ---------    ---------   ---------   -------   -------   -------   -------
 Net income (loss)..................         351          241         519      (145)      299       368      (429)
 Preferred stock dividends..........          65           65         131        68        31       173        50
                                       ---------    ---------   ---------   -------   -------   -------   -------
 Net income (loss) applicable to
   common stock.....................   $     286    $     176   $     388   $  (213)  $   268   $   195   $  (479)
                                       ---------    ---------   ---------   -------   -------   -------   -------
                                       ---------    ---------   ---------   -------   -------   -------   -------
PER SHARE DATA
 Income (loss) before extraordinary
   item per common and common
   equivalent share(2)(3)...........   $    0.88    $    1.11   $    2.06   $ (0.26)  $  2.73   $  1.10   $ (5.93)
                                       ---------    ---------   ---------   -------   -------   -------   -------
                                       ---------    ---------   ---------   -------   -------   -------   -------
 Dividends per share of Series A
   Preferred Stock(4)...............      --        $   1.670   $    2.92   $  3.34   $  3.34   $  0.49     --
 Dividends per share of Series B
   Preferred........................   $1,156.25    $1,156.25   $2,312.50   $661.63     --        --        --
 Dividends per share of Series C
   Preferred Stock(4)...............   $   3.006    $   0.935   $    3.94     --        --        --        --
 Dividends Per Share of Common
   Stock(5).........................   $    0.75                   --         --        --        --        --
OTHER DATA
 Ratio of earnings to fixed charges
   and preferred stock
   dividends(6).....................         1.6                     1.45                1.60      1.10
 Deficiency in the coverage of fixed
   charges and preferred stock
   dividends by earnings before
   fixed charges(6).................                                        $   264                       $   490
BALANCE SHEET DATA (AT END OF PERIODS)
 Working capital (deficiency)(7)....   $   1,140                $  (1,231)  $   202   $   730   $   165   $(1,089)
 Total assets.......................      31,894                   31,408    31,295    32,041    32,131    32,915
 Total debt(7)......................      10,642                   11,149    12,448    14,218    14,531    18,918
 Redeemable preferred stock(8)......      --                       --         --        --        --        1,795
 Stockholders' equity(9)............      11,330                   10,908     9,070     8,376     8,419     2,494


                                                   (Footnotes on following page)

(Footnotes for preceding page)

------------

(1) The 1992 amount includes a gain of $98 million on the sale of the ready-to-eat cold cereal business.

(2) The loss before extraordinary item per common equivalent share reported for the year ended December 31, 1993 would have increased by $.17 per share if the weighted average number of shares of Series A Depositary Shares (as defined below) outstanding during the period had been excluded from the earnings per share calculation.

(3) Amounts reflect a one-for-five reverse split approved by Holdings' stockholders on April 12, 1995.

(4) On November 8, 1991, Holdings issued 52,500,000 shares of Series A Conversion Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), and sold 210,000,000 $.835 depositary shares (the "Series A Depositary Shares"), each of which represented one-quarter of a share of Series A Preferred Stock. On May 6, 1994, Holdings issued 26,675,000 shares of Series C Conversion Preferred Stock, par value $.01 per share (the "Series C Conversion Preferred Stock"), and sold 266,750,000 Series C Depositary Shares (the "Series C Depositary Shares"), each of which represented one-tenth of a share of Series C Conversion Preferred Stock. On November 15, 1994, each outstanding Series A Depositary Share converted into one share of Holdings Common Stock.


(5) The Board of Directors of Holdings declared an initial quarterly dividend of $.375 per share (or $1.50 per annum) which was paid on April 1, 1995 and July 1, 1995 to stockholders of record on March 10, 1995 and June 9, 1995, respectively.



(6) For purposes of these computations, earnings before fixed charges consist of income (loss) before minority interest in income of Nabisco and extraordinary item before provision (benefit) for income taxes plus fixed charges. Income (loss) before extraordinary item before provision (benefit) for income taxes includes amortization of trademarks and goodwill and depreciation expense. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and that portion of operating rental expense representative of the interest factor. Also, for purposes of these computations, preferred stock dividends have been increased to present the equivalent pre-tax amount, as applicable.


(7) Working capital (deficiency) at December 31, 1994 included $1.35 billion of borrowings under the Nabisco 1994 Credit Agreement, a substantial portion of which was used in connection with the refinancing of certain debt. On January 26, 1995, such borrowings were substantially reduced through the application of approximately $1.2 billion of net proceeds received from the initial public offering of 51,750,000 shares of Nabisco's Class A Common Stock.

(8) On December 16, 1991, an amendment to the Amended and Restated Certificate of Incorporation of Holdings was filed which deleted the provisions providing for the mandatory redemption of the redeemable preferred stock of Holdings on November 1, 2015. Accordingly, such securities were presented as a component of Holdings' stockholders' equity as of December 31, 1992 and 1991. Such securities were redeemed on December 6, 1993.


(9) Holdings' stockholders' equity at June 30, 1995 and 1994, and December 31 of each year from 1994 to 1990 includes non-cash expenses related to accumulated trademarks and goodwill amortization of $3.962 billion, $3.327 billion, $3.644 billion, $3.015 billion, $2.390 billion, $1.774 billion and $1.165 billion, respectively.


                See Notes to Consolidated Financial Statements.

                                 CAPITALIZATION


    The following table sets forth the historical capitalization of Holdings at June 30, 1995 and as adjusted to give effect to the issuance of Preferred Securities in exchange for the Depositary Shares. This table does not reflect
(i) the offers consummated on June 5, 1995 by RJRN and Nabisco to exchange notes and debentures issued by Nabisco for certain notes and debentures
(the "Old Notes") issued by RJRN, (ii) the solicitation of consents to certain modifications of existing indentures from holders of the Old
Notes and (iii) related fees. The "As Adjusted" capitalization described in the table below assumes that holders of 49,000,000 Depositary Shares elect to participate in the Offer. To the extent holders of Depositary Shares elect not to participate in the Offer, Preferred Securities of the Trust would be reduced and Series B Preferred would be increased by an equal amount.



                                                                                JUNE 30, 1995
                                                                          -------------------------
                                                                          HISTORICAL    AS ADJUSTED
                                                                          ----------    -----------
                                                                                (IN MILLIONS)
Current debt:
  Notes payable........................................................    $    207       $   207
  Current maturities of long-term debt:
    Notes..............................................................         136           136
    Other indebtedness.................................................         432           432
                                                                          ----------    -----------
      Total current debt...............................................         775           775
                                                                          ----------    -----------
Long-term debt:
  Debentures...........................................................         835           835
  Notes................................................................       5,717         5,717
  1995 RJRN Credit Agreement...........................................         575           575
  1995 Nabisco Credit Agreement........................................       1,275         1,275
  Commercial paper.....................................................         805           805
  Other indebtedness...................................................         660           660
                                                                          ----------    -----------
      Total long-term debt.............................................       9,867         9,867
                                                                          ----------    -----------
        Total debt.....................................................      10,642        10,642
                                                                          ----------    -----------
Holdings-obligated mandatorily redeemable preferred securities(1)......      --             1,225
                                                                          ----------    -----------
Stockholders' equity:
  ESOP convertible preferred stock.....................................         243           243
  Series B Preferred...................................................       1,250            25
  Series C conversion preferred stock..................................           3             3
  Common stock.........................................................           3             3
  Paid-in capital......................................................      10,218        10,218
  Retained earnings (accumulated deficit)..............................         (13)          (13)
  Receivable from ESOP.................................................        (176)         (176)
  Other stockholders' equity...........................................        (198)         (198)
                                                                          ----------    -----------
      Total stockholders' equity.......................................      11,330        10,105
                                                                          ----------    -----------
        Total capitalization...........................................    $ 21,972       $21,972
                                                                          ----------    -----------
                                                                          ----------    -----------


------------

(1) The sole asset of the Trust will be the Junior Subordinated Debentures of Holdings with a final maturity of December 31, 2044. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemed. The Junior Subordinated Debentures are limited to an aggregate
    principal amount of $1.225 billion and will bear interest at a rate of    %
    from their Accrual Date. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust and the redemption of Preferred Securities are guaranteed by Holdings' Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

                                   THE OFFER

PURPOSE OF THE OFFER

    The purpose of the Offer is to refinance the Depositary Shares with the Preferred Securities and to achieve certain tax efficiencies while preserving Holdings' flexibility with respect to future financings. This refinancing will permit Holdings to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable with regard to the Depositary Shares are not deductible.

GENERAL

    PARTICIPATION IN THE OFFER IS VOLUNTARY AND HOLDERS OF DEPOSITARY SHARES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT. NEITHER THE BOARD OF DIRECTORS OF HOLDINGS NOR HOLDINGS NOR THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

    Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any Depositary Shares are registered on the books of Holdings or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Depositary Shares are held of record by a Depository Institution.

TERMS OF THE OFFER

    Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for up to 49,000,000 of the outstanding Depositary Shares. The Offer will be effected on a basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange. See "--Procedures for Tendering". Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept up to 49,000,000 Depositary Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Depositary Shares as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer at any time prior to the Expiration Date for any of the reasons set forth in "--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination.".

    In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Depositary Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.


    As of the date of this Prospectus, there are 50,000,000 Depositary Shares outstanding. This Prospectus, together with the Letter of Transmittal, is being
sent to all registered Holders as of August   , 1995.


    The Trust shall be deemed to have accepted validly tendered Depositary Shares (or defectively tendered Depositary Shares with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Depositary Shares from, and remitting Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

    If proration of tendered Depositary Shares is required, because of the difficulty in determining the number of Depositary Shares validly tendered (including shares tendered by the guaranteed delivery procedures described in "--Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any Depositary Shares pursuant to the Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Depositary Shares may obtain such preliminary information from the Dealer Managers, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

    Until the final proration factors are known, the Trust will not issue any Preferred Securities in exchange for any Depositary Shares accepted for exchange pursuant to the Offer or return Depositary Shares delivered to the Exchange Agent but not tendered or return Depositary Shares tendered but not accepted for exchange because of proration.

    If any tendered Depositary Shares are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

    Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Offer. The Trust intends to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    Holders who tender Depositary Shares in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Offer. See "Fees and Expenses; Transfer Taxes".

    Holders tendering Depositary Shares held in global form shall receive Preferred Securities in global form and holders tendering Depositary Shares held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "--Procedures for Tendering".

CONDITIONS TO THE OFFER

    Notwithstanding any other provisions of the Offer, or any extension of the Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Depositary Shares and may terminate the Offer by oral or written notice to the Exchange Agent and the holders of Depositary Shares, or, at its option, may modify or otherwise amend the Offer with respect to such Depositary Shares if any of the following conditions are not satisfied at or prior to the Expiration Date in the case of clauses (a) and (b) below or if any of the events specified in clauses (c) through (e) occurs at or prior to the Expiration Date, whether prior to or simultaneously with the completion of the
Offer:

        (a) receipt of at least 15,000,000 validly tendered Depositary Shares in the Offer;


        (b) tenders by a sufficient number of holders of Depositary Shares to satisfy the Minimum Distribution Condition;


        (c) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, or otherwise and adversely affect in any material manner the Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Holdings and its subsidiaries, taken as a whole or materially impair the contemplated benefits of the Offer to Holdings:

        (d) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of Holdings that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to holders of Depositary Shares in deciding whether to accept the Offer; and

        (e) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Depositary Shares or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

    The foregoing conditions are for the sole benefit of the Trust and Holdings and may be waived (except for the Minimum Distribution Condition) by the Trust and Holdings, in whole or in part, in their sole discretion. Any determination made by Holdings or the Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The Offer will expire on the Expiration Date. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above in "--Conditions to the Offer", (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to such Exchange Offer until the expiration date, subject, however, to all withdrawal rights of holders, see "--Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. During any extension of the Offer, all Depositary Shares previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer. See "--Expiration Date; Extensions; Amendments; Termination".

    If the Trust makes a material change in the terms of the Offer, the Trust will extend the Offer. The minimum period for which the Offer will be extended following a material change, other than a change in the amount of Depositary Shares sought for exchange, will depend upon the facts and circumstances, including the relative materiality of the change. With respect to an increase or decrease in the number of Depositary Shares sought in the Offer or an increase or decrease in the consideration offered to holders of Depositary Shares, if required, the Offer will remain open for a minimum of ten Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Offer subject to such extension. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Depositary Shares theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "--Withdrawal of Tenders". In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

    The tender of Depositary Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Each Holder of Depositary Shares wishing to participate in the Offer must
(i)(a) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth on the back cover page hereof prior to the Expiration Date and certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below.

    IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, HOLDINGS, THE DEALER MANAGERS OR THE INFORMATION AGENT.

    Special Procedure for Beneficial Owners. Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    THE METHOD OF DELIVERY OF DEPOSITARY SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN

ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

    Signature Guarantees. If tendered Depositary Shares are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Depositary Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Depositary Shares are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Depositary Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Depositary Shares are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Depositary Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    Book-Entry Transfer. The Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Depositary Shares at a Depository Institution for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Depositary Shares by causing the Depository Institution to transfer such Depositary Shares into the Exchange Agent's account with respect to the Depositary Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Depositary Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Depositary Shares into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from a participant tendering Depositary Shares that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

    Guaranteed Delivery. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Depositary Shares are registered and, if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Depositary Shares in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Depositary Shares into the Exchange Agent's account at a Depository Institution, will be delivered by such Eligible Institution. Unless the Depositary Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Depositary Shares into the

Exchange Agent's account at the Depository Institution in accordance with such Depository Institution's ATOP procedures is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

    Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

    Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Shares received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer.

    The party tendering Depositary Shares for exchange (the "Transferor") exchanges, assigns and transfers the Depositary Shares to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Depositary Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Depositary Shares and the underlying Series B Preferred and to acquire Preferred Securities issuable upon the exchange of such tendered Depositary Shares and that, when such Transferor's Depositary Shares are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Depositary Shares and the underlying Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Depositary Shares or transfer ownership of such Depositary Shares on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

    Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

    To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Depositary Shares to be withdrawn, (ii) if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, (iii) that such Holder is withdrawing its election to have such Depositary Shares exchanged and (iv) the name of the registered Holder of such Depositary Shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn Depositary Shares promptly following receipt of notice of withdrawal. If Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Depositary Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Depositary Shares may not be rescinded and any Depositary Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Depositary Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "--Procedures for Tendering".

ACCEPTANCE OF SHARES AND PRORATION

    Upon the terms and subject to the conditions of the Offer, if 49,000,000 or fewer Depositary Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such Depositary Shares. Upon the terms and subject to the conditions of the Offer, if more than 49,000,000 Depositary Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Depositary Shares from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

    If the Trust decides, in its sole discretion, to increase or decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "--Expiration Date; Extensions; Amendments; Termination", then the Offer will be extended for ten Business Days from and including the date of such notice.

    All Depositary Shares not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

    First Chicago Trust Company of New York has been appointed as Exchange Agent for the Offer.

                              THE EXCHANGE AGENT:
                    First Chicago Trust Company of New York

                         By Hand or Overnight Courier:

                        Attention: Tenders and Exchanges
                                 Suite 4680-RNH
                                 14 Wall Street
                                   8th Floor
                            New York, New York 10005

                                    By Mail:

                        Attention: Tenders and Exchanges
                                 Suite 4660-RNH
                                 P.O. Box 2559
                       Jersey City, New Jersey 07303-2559

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                             (201) 222-4720 or 4721

                Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

                                 (201) 222-4707

    MacKenzie Partners, Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent. Banks and brokers call collect: (212) 929-5500; all others telephone (800) 322-2885.

    Holdings will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS; SOLICITING DEALERS

    Merrill Lynch & Co., Lehman Brothers, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Smith Barney Inc., as Dealer Managers, have agreed to solicit exchanges of Depositary Shares for Preferred Securities. Holdings will pay the Dealer Managers a fee of $.125 per Depositary Share accepted pursuant to the Offer. The maximum fee payable to the Dealer Managers is approximately $6,125,000 plus any amount that the Dealer Managers may be entitled to pursuant to the next paragraph. Holdings will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. The Dealer Managers engage in transactions with, and from time to time have performed services for, Holdings, including acting as underwriters for the issuance of the Depositary Shares.


    Holdings will pay to a Soliciting Dealer a solicitation fee of $0.50 per Depositary Share validly tendered and accepted for exchange pursuant to the Offer. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including a Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of depositary receipts evidencing Depositary Shares by a Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".


    If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or
(ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

    No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Holdings, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.

    Other than as described above, Holdings will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Depositary Shares exchanged in connection with the Offer. Holdings will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

    Additional solicitations may be made by telephone or in person by officers and regular employees of Holdings and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

       LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES


    The Preferred Securities constitute a new issue of securities with no established trading market. The Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to the Trust that they intend to make a market in the Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred

Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

    To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Risk Factors-- Listing and Trading of Preferred Securities and Depositary Shares.

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

    Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between Holdings or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of Holdings or the Trust, including the Junior Subordinated Debentures, the Series B Preferred, the Depositary Shares and the Preferred Securities.

                       FEES AND EXPENSES; TRANSFER TAXES


    The expenses of soliciting tenders of the Depositary Shares will be borne by Holdings. For compensation to be paid to the Dealer Managers and Soliciting Dealers, see "The Offer--Dealer Managers; Soliciting Dealers". The total cash expenditures to be incurred by Holdings in connection with the Offer, other than fees payable to the Dealer Managers and Soliciting Dealers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, are estimated to be approximately $1,000,000.


    Holdings will pay all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to the Offer. If, however, certificates representing Preferred Securities or Depositary Shares not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Depositary Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                        PRICE RANGE OF DEPOSITARY SHARES

    The Depositary Shares are listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Depositary Shares as reported on the NYSE Composite Tape.


    YEAR ENDED
 DECEMBER 31, 1993                                HIGH        LOW
 -----------------                              -------    -------

3rd Quarter...................................   $26        $23.75
4th Quarter...................................    25.625     24.25



    YEAR ENDED
 DECEMBER 31, 1994
 -----------------

1st Quarter...................................    26.25      21.75
2nd Quarter...................................    23         20
3rd Quarter...................................    23.375     20.625
4th Quarter...................................    23         20

    YEAR ENDED
 DECEMBER 31, 1995
 -----------------

1st Quarter...................................    23.875     20.50
2nd Quarter...................................    25.375     23
3rd Quarter (through August 8, 1995)..........    25.625     24.25



    On June 19, 1995, the last full day of trading prior to the first public announcement of the Offer, the closing sales price of Depositary Shares on the NYSE as reported on the Composite Tape was $24.875 per share. Stockholders are urged to obtain a current market quotation for Depositary Shares.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration which will be qualified under the Trust Indenture Act. The Bank of New York, as the Institutional Trustee, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The description of the Preferred Securities and the Declaration set forth below summarizes the material terms thereof and is subject to, and qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Holdings. The Common Securities and the Preferred Securities will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Preferred Securities and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees (other than a Special Regular Trustee) and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. The payment of distributions out of moneys held by the Trust and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by Holdings on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee". The Institutional Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

    The Declaration does not contain provisions which would afford the holders of the Preferred Securities protection in the event of a decline in Holdings' credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving Holdings.

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of       % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of       % of the stated liquidation amount of $25 per
Preferred Security, compounded quarterly to the extent permitted by applicable law. The term "distributions" as used herein includes any such cash distributions and any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month.


    Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described below, will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1995, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Trust. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 9.25% per annum of the liquidation amount thereof from September 1, 1995 through the Expiration Date in lieu of dividends accumulating after September 1, 1995 on their Depositary Shares accepted for exchange, such additional distribution to be made on September 30, 1995 to holders of the Preferred Securities on the record date for such distribution.


    So long as Holdings shall not be in default in the payment of interest on the Junior Subordinated Debentures, Holdings has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of
      % per annum, compounded quarterly, to the extent permitted by applicable law) by the Trust during any such Extension Period. If Holdings exercises the right to extend an interest payment period, Holdings may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock. Prior to the termination of any such Extension Period, Holdings may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, Holdings may commence a new Extension Period, subject to the above requirements. Holdings may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors"; "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period". Payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Institutional Trustee has cash on hand to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures". If Holdings does not make interest payments on the Junior Subordinated Debentures, the Trust will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent Holdings does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Trust is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by Holdings on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that

Holdings has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. As used in this Prospectus the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities outstanding, and only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Common Securities outstanding. The liquidation amount of each Common Security is $25 per share.

    Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be the Business Day immediately prior to the relevant distribution dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of Holdings having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless Holdings has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid by the Trust. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or Holdings or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Holdings would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, Holdings shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to Holdings or the Regular Trustees the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, Holdings or the holders of the Preferred Securities, Holdings will pursue such measure in lieu of redemption and provided further that Holdings shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

    "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the Expiration Date as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the Expiration Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by Holdings to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by Holdings for United States federal income tax purposes.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the Expiration Date.

    On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Preferred Securities will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to Holdings or its agent for transfer or reissuance.

    There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, Holdings will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

MANDATORY REDEMPTION

    Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred Securities registered in the name of and held by a Depository Institution or its nominee will be redeemed pro rata as described under "--Book-Entry-Only; Delivery and Form" below.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that Holdings has paid to the Trust a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If Holdings fails to repay Junior Subordinated Debentures on maturity or on the date fixed for this redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Trust or by Holdings pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee", distributions on such Preferred Securities will continue to accrue from the original redemption date of the Preferred Securities to the date of payment with interest compounded quarterly to the extent permitted by applicable law, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, Holdings pursuant to the Indenture will only redeem the Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Holdings or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by Holdings as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in exchange therefor.

    If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

    Pursuant to the Declaration, the Trust shall terminate: (i) on December 31, 2044, (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities, or (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities.

NO MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

    An Indenture Event of Default will constitute an Event of Default under the Declaration; provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "--Voting Rights".

    Upon the occurrence of an Event of Default, the Institutional Trustee will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Junior Subordinated Debentures".

VOTING RIGHTS

    Except as provided below, under "--Modification and Amendment of the Declaration" and "Description of the Preferred Securities Guarantee--Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the Preferred Securities will have no voting rights.

    If an Appointment Event occurs and is continuing then the holders of the Preferred Securities, acting as a single class, will be entitled, by the vote of holders of Preferred Securities representing a majority in aggregate liquidation amount of the outstanding Preferred Securities, to appoint a Special Regular Trustee (who need not be an officer or an employee of or otherwise affiliated with Holdings) who shall have the same rights, powers and privileges under the Declaration as a Regular Trustee. Any holder of Preferred Securities (other than Holdings or any of its affiliates) shall have the right to nominate any person to be appointed as Special Regular Trustee. For purposes of determining whether the Trust has failed to pay distributions in full for six consecutive regularly scheduled quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular Trustees will convene a meeting for the purpose of appointing a Special Regular Trustee. If the Regular Trustees fail to convene such meeting within such 30-day period, the holders of Preferred Securities representing 10% in liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation amount of Preferred Securities entitled to vote for the appointment of a Special Regular Trustee vote for such appointment, no Special Regular Trustee shall be appointed. Any Special Regular Trustee may be removed without cause at any time by holders of Preferred Securities representing a majority in liquidation amount of the Preferred Securities and holders of Preferred Securities representing 10% in liquidation amount of the Preferred Securities shall be entitled to convene a meeting for such purpose. Any Special Regular Trustee appointed shall cease to be a Special Regular Trustee if the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events have been cured and cease to be continuing.

Notwithstanding the appointment of any such Special Regular Trustee, Holdings shall retain all rights under the Indenture, including the right to extend the interest payment period as provided under "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period". If such an extension occurs, there will be no Indenture Event of Default for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled.


    Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Trust Securities, to waive any past default that is waivable under the Declaration and
(ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or exercising any trust or power conferred upon the Institutional Trustee under the Declaration; provided, however, that the holders of the Preferred Securities will vote as a single class (the "Capital Trust Voting Class") with any holders of any other preferred undivided beneficial interests of an RJR Nabisco Holdings Captial Trust, such as the Preferred Securities, similarly situated with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) with respect to the right to direct the Indenture Trustee, to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures), (y) waive any past default that is waivable under Section 5.1 of the Indenture with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) or (z) exercise any right to rescind or annul a declaration that the principal of all debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) shall be due and payable; provided that where a consent under the Indenture would require the consent of (1) holders of debt securities issued pursuant to the Indenture (including Junior Subordinated Debentures) representing a specified percentage greater than a majority in principal amount of such securities or (2) each holder of such securities affected thereby, no such consent shall be given by the Indenture Trustee without the prior consent of, in the case of clause (1) above, holders of securities in the Capital Trust Voting Class representing such specified percentage of the aggregate liquidation amount or, in the case of clause (2) above, each holder of securities in the Capital Trust Voting Class affected thereby. The Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Institutional Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Indenture Trustee as set forth above, the Institutional Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Institutional Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Institutional Trustee fails to enforce its rights under the Declaration, any holder of Preferred Securities may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against Holdings to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.


    A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

    In the event the consent of the Trust as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together in the Capital Trust Voting Class provided, however, that where any such amendment, modification or termination under the Indenture would require the consent of holders of debt securities issued pursuant to the Indenture representing a specified percentage greater than a majority in principal amount of such securities the Institutional Trustee may only give such consent at the direction of the holders of securities in the Capital Trust Voting Class representing such specified percentage of the aggregate liquidation amount; and, provided, further, that the Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.


    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

    No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by Holdings or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.


    The procedures by which persons owning Preferred Securities registered in the name of and held by a Depository Institution or its nominee may exercise their voting rights are described under "--Book-Entry; Delivery and Form" below.


    Subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

    The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided that, (i) if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (A) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (B) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the

Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

    Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (A) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States federal income taxation and (B) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities, (iii) no amendment which adversely affects the rights, powers and privileges of the Institutional Trustee shall be made without the consent of the Institutional Trustee, (iv) Article IV of the Declaration relating to the obligation of Holdings to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "RJR Nabisco Holdings Capital Trust I" may not be amended without the consent of Holdings, (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees (other than a Special Regular Trustee) shall not be amended without the consent of each holder of Common Securities and (vi) the rights of holders of Preferred Securities under the Declaration to appoint or remove a Special Regular Trustee shall not be amended without the consent of each holder of Preferred Securities.

    The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration, (iii) to add to the covenants, restrictions or obligations of Holdings, and (iv) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders.

BOOK-ENTRY; DELIVERY AND FORM

    Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold interests in a global certificate (the "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Depositary Shares held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Depositary Shares held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "The Offer--Procedures for Tendering".

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

    A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. A Depository Institution also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock

Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to a Depository Institution and its Participants are on file with the Commission.

    Upon issuance of a Preferred Securities Global Certificate, the Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with the Depository Institution. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

    A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

    Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to the Depository Institution. If less than all of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

    Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither the Depository Institution nor the Depository Institution itself will consent or vote with respect to Preferred Securities. Under its usual procedures, the Depository Institution would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the Depository Institution's consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities represented by a Preferred Series Global Certificate will be made by the Trust to the Depository Institution. The Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless the Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of a Depository Institution, the Trust or Holdings, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the Trust, disbursement of such payments to Direct

Participants is the responsibility of the Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    A Depository Institution may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that the Trust and Holdings believe to be reliable, but the Trust and Holdings take no responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    First Chicago Trust Company of New York or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. First Chicago Trust Company of New York will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Holdings may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Institutional Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Institutional Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    Holdings and certain of its affiliates maintain a deposit account and banking relationship with the Institutional Trustee.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    Application has been made to list the Preferred Securities on the NYSE. The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

    Holdings and the Regular Trustees on behalf of the Trust will be required to provide to the Institutional Trustee annually a certificate as to whether or not Holdings and the Trust, respectively, are in compliance with all the conditions and covenants under the Declaration.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

    Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by Holdings for the benefit of the holders from time to time of Preferred Securities. The Preferred Securities Guarantee is separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the Preferred Securities. The terms of the Preferred Securities Guarantee include those stated in such Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. The description of the Preferred Securities Guarantee set forth below summarizes the material terms thereof and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

    Pursuant to the Preferred Securities Guarantee, Holdings will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on the Preferred Securities and the redemption price, including all accrued and unpaid distributions to the date of the redemption, with respect to the Preferred Securities called for redemption by the Trust but only if and to the extent that in each case Holdings has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Junior Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. Holdings' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Holdings to the holders of Preferred Securities or by paying the required amount to the Trust and causing the Trust to pay such amounts to such holders.

CERTAIN COVENANTS OF HOLDINGS

    In the Preferred Securities Guarantee, Holdings will covenant that, so long as the Preferred Securities remain outstanding, Holdings will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) Holdings shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Event of Default under the Declaration or (iii) Holdings shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, Holdings has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of Holdings under the Indenture may succeed to Holdings' ownership of the Common Securities and (ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities--Voting Rights". All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Holdings and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving Holdings that is permitted under the Indenture, Holdings may not assign its obligations under the Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

    The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, or upon distribution of the Junior Subordinated Debentures to the holders of Preferred Securities in exchange for all of the Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid with respect to the Preferred Securities or the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE


    Holdings' obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Holdings and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of Holdings, except obligations and securities made pari passu or subordinate by their terms, and to the Junior Subordinated Debentures, and (ii) senior to all capital stock now or hereafter issued by Holdings, including the Depositary Shares, and to any guarantee now or hereafter entered into by Holdings in respect of any of its capital stock. Because Holdings is a holding company, Holdings' obligations under the Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of Holdings' subsidiaries, except to the extent that Holdings is a creditor of the subsidiaries recognized as such. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.


    The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with the Institutional Trustee, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities. The Institutional

Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to the Institutional Trustee. If the Institutional Trustee fails to enforce the Preferred Securities Guarantee as above provided, any holder of Preferred Securities may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce the Preferred Securities Guarantee, institute a legal proceeding directly against Holdings to enforce its rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity.

GOVERNING LAW

    The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


    Set forth below is a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture dated September 15, 1995 between Holdings and the Indenture Trustee, as supplemented by the First Supplemental Indenture dated September 15, 1995 between Holdings and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following description summarizes the material terms of the Indenture and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.


    The Indenture provides for the issuance of debentures, notes (including the Junior Subordinated Debentures) or other evidences of indebtedness by Holdings ("Securities") in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution".

GENERAL

    The Junior Subordinated Debentures are unsecured, subordinated obligations of Holdings, limited in aggregate principal amount to (i) the aggregate liquidation preference of the Preferred Securities issued by the Trust in the Offer and (ii) the proceeds received by the Trust upon issuance of the Common Securities to Holdings (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

    The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, on December 31, 2044. The Junior Subordinated Debentures are not subject to any sinking fund.

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in dissolution of the Trust, such Junior Subordinated Debentures will be so issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payments of interest may be made at the option of Holdings by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

    If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, Holdings will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

    The Indenture does not contain provisions which would afford the holders of the Junior Subordinated Debentures protection in the event of a decline in Holdings' credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving Holdings.

OPTIONAL REDEMPTION

    Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to August 19, 1998. Holdings shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after August 19, 1998, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, including interest accrued during an Extension Period. Holdings will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities--Special Event Redemption or Distribution".

    If Holdings gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, Holdings will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by Holdings, interest on such Junior Subordinated Debentures will continue to accrue compounded quarterly, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

    In the event of any redemption in part, Holdings shall not be required to
(i) issue, register the transfer of or exchange of any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange of any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part. (Section 2.8).

INTEREST


    The Junior Subordinated Debentures will bear interest at an annual rate of % from the Accrual Date. In addition, holders of the Junior Subordinated
Debentures will be entitled to Pre-issuance Accrued Interest at the rate of 9.25% per annum of the principal amount thereof from September 1, 1995 through the Expiration Date, payable on September 30, 1995 to such holders on the record date for such distributions. Interest will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on September 30, 1995, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by Holdings on any interest payment date falling within an Extension Period unless Holdings has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such interest payment date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


    So long as Holdings shall not be in default in the payment of interest on the Junior Subordinated Debentures, Holdings shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. Holdings has no current intention of exercising its right to extend an interest payment period. No extension of interest will be permitted with respect to interest accruing from September 1, 1995 through the Expiration Date. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, Holdings shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock. Prior to the termination of any such Extension Period, Holdings may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. On the interest payment date occurring at the end of each Extension Period, Holdings shall pay to the holders of Junior Subordinated Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Holdings may commence a new Extension Period, subject to the above requirements. Holdings may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. The failure by Holdings to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or Holdings' currently outstanding indebtedness.


    If the Trust shall be the sole holder of the Junior Subordinated Debentures, Holdings shall give the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of Holdings' selection of such Extension Period to the holders of the Preferred Securities.

    If Junior Subordinated Debentures have been distributed to holders of Trust Securities, Holdings shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding interest payment date or (ii) the date Holdings is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

CERTAIN COVENANTS OF HOLDINGS APPLICABLE TO THE JUNIOR SUBORDINATED DEBENTURES

    In the Indenture, Holdings will covenant that, so long as the Preferred Securities remain outstanding, Holdings will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) Holdings shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debentures or
(iii) Holdings shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock, in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, Holdings has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of Holdings under the Indenture may succeed to Holdings' ownership of the Common Securities, (ii) to comply fully with all of its obligations and agreements contained in the Declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.

SUBORDINATION


    The Indenture provides that the Securities are subordinate and junior in right of payment to all Senior Indebtedness of Holdings. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of Holdings or its property or any proceeding for voluntary liquidation, dissolution or other winding up of Holdings, or (b) that Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default under the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Securities are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of, premium, if any, or interest on the Securities shall be made.


    The term "Senior Indebtedness" means (a) the principal of and premium, if any, and interest on all indebtedness of Holdings, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by Holdings,
(ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by Holdings, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of Holdings at the time of the acquisition of such property by Holdings, for the payment of which Holdings is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the first sentence of this paragraph the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of Holdings.


    The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of June 30, 1995, Holdings (on an unconsolidated basis) had no Senior Indebtedness other than the Credit Agreement Guarantees. Because Holdings is a holding company, the Securities are also effectively subordinated to all existing and future liabilities, including trade payables, of Holdings' subsidiaries, except to the extent that Holdings is a creditor of the subsidiaries recognized as such. Claims on Holdings' subsidiaries by creditors other than Holdings include liabilities incurred in the ordinary course of business. At June 30, 1995, Holdings' subsidiaries had outstanding approximately $10.6 billion of debt, $3.7 billion of current liabilities and $6.4 billion of other liabilities (excluding intercompany liabilities). There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit Holdings' ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee".


RESTRICTIONS ON MERGERS AND SALES OF ASSETS

    Nothing contained in the Indenture or in the Securities will prevent any consolidation of Holdings with, or merger of Holdings into, any other corporation or corporations (whether or not affiliated with Holdings), or successive consolidations or mergers to which Holdings or its successor will be a party, or will prevent any sale, lease or conveyance of the property of Holdings, as an entirety or substantially as an entirety; provided that upon any such consolidation, merger, sale, lease or conveyance to which Holdings is a party and in which Holdings is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Holdings and the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Indenture Trustee, executed and delivered to the Indenture Trustee, by the corporation formed by such consolidation, or into which Holdings shall have been merged, or which shall have acquired such property. (Section 9.1)

EVENTS OF DEFAULT

    An Event of Default is defined under the Indenture as being: (a) default in payment of any principal of the Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Securities of such series, provided that a declaration of a valid Extension Period by Holdings shall not constitute a default in the payment of interest for this purpose; (c) default in the payment of any sinking fund installment on the Securities of such series when the same shall become due and payable; (d) default for 90 days after written notice in the observance or performance of any other covenant or agreement in the Securities of such series or the Indenture other than a covenant included in such Indenture solely for the benefit of a series of Securities other than such series; and (e) certain events of bankruptcy, insolvency or reorganization. (Section 5.1)

    The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Securities or due to the default in the performance or breach of any other covenant or warranty of Holdings applicable to the Securities of such series but not applicable to all outstanding Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Securities of all affected series (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which such Securities have not been distributed to the holders of securities of such RJR Nabisco Holdings Capital Trust (a "Security Exchange") has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), then outstanding may then declare the principal of all Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any of the other covenants or agreements in the Indenture applicable to all outstanding Securities or due to certain events of bankruptcy, insolvency and reorganization of Holdings shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Securities then outstanding (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), may declare the principal of all such Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such Securities) by the holders of a majority in principal amount of the Securities of all such affected series then outstanding (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust). (Section 5.1)



    The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Securities (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), before proceeding to exercise any right or power under the Indenture at the request of such holders. (Section 5.6) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Securities (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)


    The Indenture provides that no holder of Securities may institute any action against Holdings under the Indenture (except actions for payment of overdue principal or interest, provided that a declaration of a valid Extension Period by Holdings shall not constitute a failure to pay interest for this purpose) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Securities of all affected series (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such

RJR Nabisco Holdings Capital Trust), then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Securities of all affected series (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust). (Section
5.6 and Section 5.7)

    The Indenture contains a covenant that Holdings will file annually, not more than four months after the end of its fiscal year, with the Trustee a certificate that no default existed or a certificate specifying any default that existed, each as of the end of the fiscal year so ended. (Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides with respect to each series of Securities that, except to the extent the terms of such series of Securities provide otherwise, Holdings may elect either (a) to defease and be discharged from any and all obligations with respect to the Securities of such series (except for the obligations to register the transfer or exchange of the Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Securities of such series, to maintain an office or agency in respect of the Securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Securities of such series (except for the obligations set forth as exceptions in the preceding clause (a) and except for the obligations to pay the principal of and interest, if any, on the Securities, to compensate and indemnify the Trustee, to appoint a successor Trustee, to repay certain moneys held by the Paying Agent and to return certain unclaimed moneys held by the Trustee and Paying Agent) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or, in the case of Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and any interest on the Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the due date thereof. Such a trust may (except to the extent the terms of the Securities of such series otherwise provide) only be established, if among other things, Holdings has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must (except to the extent the terms of the Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. (Section 10.1)

MODIFICATION OF THE INDENTURE

    The Indenture provides that Holdings and the Trustee may enter into supplemental indentures without the consent of the holders of Securities to: (a) secure any Securities, (b) evidence the assumption by a successor corporation of the obligations of Holdings, (c) add covenants for the protection of the holders of Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the forms or terms of Securities of any series, (f) provide for uncertificated Securities and (g) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

    The Indenture also contains provisions permitting Holdings and the Trustee, with the consent of the holders of not less than a majority in principal amount of all Securities then outstanding and affected (treated as one class) (and, in the case of any series of Securities held as trust assets of an RJR

Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Securities of each series so affected; provided that Holdings and the Trustee may not, without the consent of the holder of each outstanding Security affected thereby, (a) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (except that a declaration of a valid Extension Period by Holdings shall not constitute an extension of time of payment of interest for this purpose), or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or any interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Security when due or (b) reduce the aforesaid percentage in principal amount of Securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

CONCERNING THE INDENTURE TRUSTEE

    Holdings and its subsidiaries maintain ordinary banking relationships with The Bank of New York and its affiliates and a number of other banks.

BOOK-ENTRY AND SETTLEMENT

    If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of a Depository Institution, hold interests in a global certificate registered in the name of a Depository Institution or its nominee.

    For a description of a Depository Institution and a Depository Institution's book-entry system, see "Description of the Preferred Securities--Book-Entry; Delivery and Form". As of the date of this Prospectus, the description herein of a Depository Institution's book-entry system and Depository Institution's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Junior Subordinated Debentures registered in the name of and held by a Depository Institution or its nominee.

          DESCRIPTION OF THE SERIES B PREFERRED AND DEPOSITARY SHARES

    The description of the terms of the Series B Preferred and the Depositary Shares set forth below summarizes the material terms thereof and is subject to, and is qualified in its entirety by reference to, the provisions of Holdings' Certificate of Incorporation and the Certificate of Designation for the Series B Preferred and the Deposit Agreement, copies of which may be obtained from Holdings upon request.

GENERAL

    The Series B Preferred consists of 50,000 shares. The Series B Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock of Holdings. The Series B Preferred, with respect to dividend rights and rights upon liquidation, dissolution or winding up, ranks (i) senior to the common stock of Holdings and all other securities junior to the Series B Preferred ("Junior Securities"), (ii) on a parity with the outstanding preferred stock of Holdings and all other securities on a parity with the Series B Preferred ("Parity Securities") and (iii) junior to all securities senior to the Series B Preferred Stock.

    Each Depositary Share represents ownership of 1/1000 of a share of Series B Preferred. Subject to the terms of the deposit agreement among Holdings, the Depositary and holders of Depositary Shares, each holder of a Depositary Share is entitled to all the rights and preferences of 1/1000 of a share of Series B Preferred (including dividend, voting, redemption and liquidation rights and preferences). The Depositary is First Chicago Trust Company of New York, and its principal office is currently located at 14 Wall Street, Suite 4680, New York, New York 10005.

DIVIDENDS

    Holders of shares of the Series B Preferred are entitled to receive, when, as and if declared by the board of directors of Holdings, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 9.25% per share or $2.3125 per Depositary Share. Such dividends are cumulative from the date of original issue and are payable quarterly in arrears on the first business day that is not a legal holiday of each March, June, September and December, respectively. Such dividend and any dividend payable on the Series B Preferred for any partial dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. Each dividend is payable to holders of record as they appear in the stock records of Holdings at the close of business on each record date, which is the 15th day prior to the payment date.

    Dividends on the Series B Preferred accrue whether or not Holdings has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series B Preferred do not bear interest. Holders of Series B Preferred are not entitled to any dividends in excess of full cumulative dividends as described above.

    No full dividends shall be declared or paid or set apart for payment by Holdings on any Parity Security for any period unless full dividends for all series of preferred stock that are Parity Securities (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such preferred stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof through the most recent dividend payment date is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred and any other such Parity Security, all dividends declared (if any) on the Series B Preferred and any such Parity Security shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred an any such Parity Security shall in all cases bear to each other the same ratio that accrued dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if dividends for such series are cumulative) per share for the Series B Preferred and any such Parity Securities bear to each other.

    Unless full dividends (including any accumulation with respect to unpaid dividends for prior periods, if dividends for such series are cumulative) on the Series B Preferred have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent dividend payment date, no dividend shall be declared and paid or set apart for payment or other distribution declared or made on the Common Stock or on any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or any other Junior Securities), nor shall any Common Stock nor any other Junior Securities be redeemed, purchased or otherwise retired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by Holdings (other than redemptions and purchases pursuant to or in accordance with employee stock subscription agreements entered into between Holdings and certain of its subsidiaries' directors, officers and key employees), except by conversion into or exchange for Junior Securities.


    Payment of dividends on Series B Preferred are and may be further restricted by loan agreements, indentures or other transactions entered into by Holdings.


REDEMPTION

    The Series B Preferred is not redeemable prior to August 19, 1998. On and after August 19, 1998, Holdings, at its option upon not less than 30 nor more than 60 days' notice, may redeem shares of the Series B Preferred (and the Depositary will redeem the number of Depositary Shares representing the shares of Series B Preferred so redeemed upon not less than 30 days' notice to the holders thereof), as a whole or in part, at any time, at a redemption price equivalent to $25 per Depositary Share, plus accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent Holdings has funds legally available therefor. Each holder of Depositary Shares to be redeemed shall surrender the receipts evidencing such Depositary Shares at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender and following the date of such redemption. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by Holdings.

    The holders of Depositary Shares at the close of business on a dividend payment record date are entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the redemption thereof (except that holders of Depositary Shares called for redemption on a date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) or Holdings' default in payment of the dividend due. Except as provided above, Holdings makes no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred or Depositary Shares.

    The Series B Preferred has no stated maturity and is not be subject to any sinking fund or mandatory redemption.

LIQUIDATION PREFERENCE

    In the event of any voluntary of involuntary liquidation, dissolution or winding up of Holdings, the holders of shares of Series B Preferred then outstanding shall be entitled to be paid out of the assets of Holdings available for distribution to its stockholders, after payment or provision for payment of any Senior Securities, an amount per share of Series B Preferred in cash equivalent to $25 per Depositary Share plus all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the securities junior to the Series B Preferred.

VOTING

    The holders of the Series B Preferred do not have any voting rights, except as otherwise provided by law and as provided below.


    In the event that dividends on all series of preferred stock of Holdings, including the Series B Preferred, are in arrears and unpaid for six quarterly periods, the Board of Directors shall be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon, shall be entitled to elect two directors of the expanded Board of Directors; provided that such directors do not exceed 25% of such expanded Board of Directors and provided, further, that such holders shall be entitled to elect at least one director notwithstanding the foregoing proviso. Such voting rights will continue until such time as all dividends in arrears have been paid or declared and set aside for payment at which time the term of office of all directors so elected shall terminate.


    In addition, the Certificate of Incorporation provides that Holdings will not authorize a new class of securities senior to the Series B Preferred, or designate a new series of securities senior to the Series B Preferred from the existing class of Preferred Stock, without the approval of the holders of at least two-thirds of the then outstanding shares of Series B Preferred and any other series of Preferred Stock entitled to vote thereon then outstanding, voting together as one class. The Certificate of Incorporation also provides that Holdings may not amend the Certificate of Incorporation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of the Preferred Stock without the approval of the holders of at least two-thirds of the then outstanding shares of Series B Preferred and any other series of Preferred Stock entitled to vote thereon then outstanding, voting together as one class. These voting rights with respect to the Series B Preferred will terminate if Holdings has given notice of the redemption of all outstanding shares of Series B Preferred and the funds required for such redemption have been deposited in trust for such redemption.

    The Certificate of Incorporation provides that the following events do not require the approval of the holders of the Series B Preferred or any other series of Preferred Stock currently outstanding and will not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of the Series B Preferred or any other series of Preferred Stock currently outstanding:

       (a) the designation of any series of securities on a parity with the Series B Preferred from the existing authorized class Preferred;

       (b) the increase or decrease in the amount of authorized capital stock of any class, including the existing authorized class of Preferred Stock;

       (c) the creation of any shares of securities junior to the Series B Preferred; or

       (d) the creation of any indebtedness of any kind of Holdings.

TRANSFER AGENT AND REGISTRAR

    First Chicago Trust Company of New York is the transfer agent and registrar for the Series B Preferred.

           RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to Holdings; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that Holdings shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that Holdings will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

    Payments of distributions and other payments due on the Preferred Securities are guaranteed by Holdings on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". If Holdings does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent Holdings does make interest or other payments on the Junior Subordinated Debentures, the Institutional Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

    If an Appointment Event occurs, the Declaration provides that the holders of the Preferred Securities may appoint a Special Regular Trustee who will have the same rights, powers and privileges under the Declaration as a Regular Trustee. The Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce Holdings' obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against Holdings to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee".

    Holdings and the Trust believe that for accounting purposes the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Holdings of payments due on the Preferred Securities.

    If a Special Event shall occur and be continuing, the Trust shall be dissolved unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, with the result that Junior Subordinated Debentures held by the Trust having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and Common Securities will be distributed on a Pro Rata Basis in exchange for the outstanding Preferred Securities and Common Securities, subject in the case of a Tax Event to Holdings' right in certain circumstances to redeem Junior Subordinated Debentures as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution". The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, a statutory business trust which exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Holdings in consideration for the deposit by Holdings of Junior Subordinated Debentures in the Trust as trust assets, and (ii) its Common Securities to Holdings in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto.

    Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of Preferred Securities will be entitled to receive the Liquidation Distribution in cash or Junior Subordinated Debentures and will be entitled to the benefits of the Preferred Securities Guarantee with respect to any such distribution. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Holdings, the holders of Junior Subordinated Debentures would be subordinated creditors of Holdings, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Holdings receive payments or distributions.

    A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Debentures provide that no payments may be made in respect of the Junior Subordinated Debentures. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.

                                    TAXATION

    In the opinion of Davis Polk & Wardwell, counsel to Holdings and the Trust, the following are the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Depositary Shares pursuant to the Offer, and of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities pursuant to the Offer ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as a hedge against or which are hedged against currency risks or as part of a straddle, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES

    The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of an Initial Holder who actually or constructively owns solely Depositary Shares, or not more than one percent of such stock and not more than one percent of any other class of Holdings stock, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities (representing an undivided interest in the Junior Subordinated Debentures) received in the exchange and the exchanging Holder's tax basis in the Depositary Shares exchanged therefor and will be long-term capital gain or loss if the Depositary Share has been held for more than one year as of such date. A holder's aggregate tax basis in his pro rata share of the underlying Junior Subordinated Debentures will be equal to his pro rata share of their "issue price" on the Expiration Date as defined below.

    Holders of Depositary Shares who actually or constructively own more than one percent of any other class of Holdings stock are advised to consult their tax advisors as to the income tax consequences of exchanging Depositary Shares.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Davis Polk & Wardwell, counsel to Holdings and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Securityholder will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust. Accordingly, each Securityholder will be required to include in gross income his pro rata share of the income accrued on the Junior Subordinated Debentures.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT AND PREMIUM

    The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the Preferred Securities. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by an Initial Holder for any quarterly interest period (assuming no disposition prior to the record date for such distribution) will equal or exceed the sum of the daily accruals of income for such quarterly interest period, unless the issue price of the Junior Subordinated Debentures (as defined below) is less than $25.

    The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because Holdings has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of the Junior Subordinated Debentures will be equal to the fair market value of a Preferred Security on the Expiration Date, which may be more or less than $25, with the result that the total amount of original issue discount on the Junior Subordinated Debentures may be more or less than the amount of stated interest payable with respect thereto. The issue price of each $25 principal amount of the Junior Subordinated Debentures may be reduced by the Pre-Issuance Accrued Interest. If a Securityholder computes the issue price of his pro rata share of the Junior Subordinated Debentures in this manner, then the payment of such amount will be treated as a return of capital rather than as an interest payment. Holdings and the Trust intend to compute the issue price of the Junior Subordinated Debentures in this manner and, will report the payment of such amount on Form 1099-B.


    A Securityholder's initial tax basis for his pro rata share of the Junior Subordinated Debentures will be equal to the fair market value on the Expiration Date of the Preferred Securities held by such Securityholder, and will be increased by original issue discount accrued with respect thereto, and reduced by the amount of cash distributions (including the amount of Pre-issuance Accrued Interest) paid to such Securityholder. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction for corporate holders.


POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE JUNIOR SUBORDINATED DEBENTURES

    Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an extended interest payment period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

    Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution", will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.

MARKET DISCOUNT AND BOND PREMIUM

    Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

    Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of his pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). See "--Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.


    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In such event, a Securityholder who disposes of his Preferred Securities and does not receive a payment of interest from the Trust for the period in which the disposition occurs will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

    Under present United States federal income tax law:

        (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Holdings through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof;

        (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security; and

        (iii) any gain realized by a United States Alien Holder upon the exchange of Series B Preferred for Preferred Securities will not be subject to United States federal withholding tax.

INFORMATION REPORTING TO HOLDERS

    The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to certain non-corporate holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to such holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust. The validity of the Preferred Securities Guarantee and the Junior Subordinated Debentures will be passed upon for the Trust and Holdings by Davis Polk & Wardwell, New York, New York, special counsel to Holdings and the Trust. Steven F. Goldstone, a partner at Davis Polk & Wardwell, is General Counsel of Holdings. Certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures will be passed upon for the Trust and Holdings by Jo-Ann Ford, Senior Vice President, Law and Secretary of Holdings. Ms. Ford holds options to purchase in the aggregate less than 0.1% of Holdings' common stock. Certain legal matters in connection with the Preferred Securities will be passed upon for the Co-Dealer Managers by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Davis Polk & Wardwell and Simpson Thacher & Bartlett have in the past provided, and may continue to provide, legal services to Holdings and its affiliates.

                                    EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 ERISA MATTERS

    Holdings and certain affiliates of Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the securities offered hereby are acquired by a pension or other employee benefit plan with respect to which Holdings or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the securities offered hereby should consult with its legal counsel.

    Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing Depositary Shares and any other required documents should be sent by each Holder of Depositary Shares or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

          By Hand or Overnight Courier                                By Mail:
        Attention: Tenders and Exchanges                  Attention: Tenders and Exchanges
                 Suite 4680-RNH                                    Suite 4660-RNH
                 14 Wall Street                                    P.O. Box 2559
                   8th Floor                             Jersey City, New Jersey 07303-2559
            New York, New York 10005


                           By Facsimile Transmission
                       (For Eligible Institutions Only):
                             (201) 222-4720 or 4721
                Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:
                                 (201) 222-4707
                           THE INFORMATION AGENT IS:

                               MACKENZIE PARNERS, INC.
                                       LOGO

                                156 Fifth Avenue
                            New York, New York 10010
                        1-212-929-5500 (call collect) or
                           1-800-322-2885 (Toll Free)

    Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.


                     THE DEALER MANAGERS FOR THE OFFER ARE:
                              MERRILL LYNCH & CO.
                             World Financial Center
                           North Tower--Seventh Floor
                            New York, New York 10281
                         (212) 236-4565 (call collect)



                LEHMAN BROTHERS                                 MORGAN STANLEY & CO.
            3 World Financial Center                                 INCORPORATED
            New York, New York 10285                        1221 Avenue of the Americas
           (800) 438-3242 (Toll-Free)                         New York, New York 10020
                                                        (800) 422-6464 ext. 6620 (Toll-Free)

            PAINEWEBBER INCORPORATED                             SMITH BARNEY INC.
          1285 Avenue of the Americas                           388 Greenwich Street
            New York, New York 10019                          New York, New York 10013
           (800) 324-0210 (Toll-Free)                        (800) 813-3754 (Toll-Free)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with the Delaware Law, the Certificate of Incorporation of Holdings contains a provision to limit the personal liability of the directors of Holdings for violations of their fiduciary duty. This provision eliminates each director's liability to Holdings or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Section 6 of the form of dealer manager agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors, officers who sign the Registration Statement and controlling persons of the Registrant by the dealer managers, and for indemnification of each dealer manager and its controlling persons by the Registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the Registrant and groups of dealer managers or underwriters on past occasions.

    The Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of Holdings or its affiliations or to any holders of Trust Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omission. The Declaration also provides that, to the fullest extent permitted by applicable law, Holdings shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Holdings prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Holdings of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the Declaration.

ITEM 21. EXHIBITS.



EXHIBIT NO.                                       DOCUMENT
-----------                                       --------
     *1       --Form of Dealer Managers Agreement
     *4.1     --Form of Indenture between Holdings and The Bank of New York, as Trustee
     *4.2     --Form of First Supplemental Indenture to Indenture
     *4.3     --Declaration of Trust of RJR Nabisco Holdings Capital Trust I
     *4.4     --Certificate of Trust of RJR Nabisco Holdings Capital Trust I (included in
                Exhibit 4.3 above)
     *4.5     --Form of Amended and Restated Declaration of Trust of RJR Nabisco Holdings
                Capital Trust I
     *4.6     --Form of Preferred Security (included in Exhibit 4.5 above)
     *4.7     --Form of Junior Subordinated Debenture (included in Exhibit 4.2 above)
     *4.8     --Form of Guarantee Agreement with respect to Preferred Securities
     *5.1     --Opinion of Davis Polk & Wardwell
     *5.2     --Opinion of Morris, Nichols, Arsht & Tunnell
     *8.1     --Tax Opinion of Davis Polk & Wardwell
     12.1     --RJR Nabisco Holdings Corp. Computation of Earnings to Combined Fixed Charges
                and Preferred Stock Dividends/Deficiency in the coverage of Fixed Charges and
                Preferred Stock Dividends by Earnings before Fixed Charges for each of the years in the four year period ended December 31, 1993 (incorporated by reference to Exhibits 12.2, 12.3 and 12.4 to Form S-3, Registration Statement
                No. 33-52381).
    *12.2     --RJR Nabisco Holdings Corp. Computation of Earnings to Combined Fixed Charges
                and Preferred Stock Dividends for the year ended December 31, 1994 and the six month period ended June 30, 1995 (incorporated by reference to Holdings' Second
                Quarter 10-Q).
   **23.1     --Consent of Deloitte & Touche LLP
    *23.2     --Consents of Davis Polk & Wardwell (included in Exhibits 5.1 and 8.1 above)
    *23.3     --Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2 above)
   **24.1     --Powers of Attorney for Holdings
    *24.2     --Powers of Attorney for Holdings, as sponsor, to sign this Registration
                Statement on behalf of RJR Nabisco Holdings Capital Trust I (included in
                Exhibit 4.3 above)
    *25.1     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                The Bank of New York, as Trustee under the Indenture
    *25.2     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                The Bank of New York, as Institutional Trustee under the Amended and Restated
                Declaration of Trust


EXHIBIT NO.                                       DOCUMENT
-----------                                       --------
    *25.3     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                The Bank of New York, as indenture trustee under the Preferred Securities
                Guarantee (same as Exhibit 25.1 above)
    *99.1     --Proposed Form of Letter of Transmittal
    *99.2     --Proposed Form of Notice of Guaranteed Delivery
    *99.3     --Proposed Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
                and Other Nominees
    *99.4     --Proposed Form of Letter to Clients
    *99.5     --Form of Exchange Agent Agreement
    *99.6     --Form of Information Agent Agreement
    *99.7     --Form of Newspaper Announcement
    *99.8     --Proposed Form of Holdings Letter to Holders of 9.25% Preferred Stock, Series B
   **99.9     --Questions and Answers Regarding Preferred Securities


------------

 * Previously filed.

** Filed herewith.

ITEM 22. UNDERTAKINGS.

    Each of the Registrants hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Holdings' Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (3) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RJR NABISCO HOLDINGS CORP. HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 9TH DAY OF AUGUST, 1995.


                                          RJR NABISCO HOLDINGS CORP.

                                          By    /s/ JO-ANN FORD
                                             ...................................
                                                       (Jo-Ann Ford)
                                                 Senior Vice President, Law
                                                       and Secretary


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                              TITLE                     DATE
              ---------                              -----                     ----

                  *                      Chairman, and Chief Executive   August 9, 1995
 ......................................   Officer (Principal Executive
         (Charles M. Harper)             Officer)

                  *                      Senior Vice President and       August 9, 1995
 ......................................   Chief Financial Officer
          (Robert S. Roath)              (Principal Financial Officer)

                  *                      Senior Vice President and       August 9, 1995
 ......................................   Corporate Controller
         (Richard G. Russell)            (Principal Accounting
                                         Officer)

                  *                      Director                        August 9, 1995
 ......................................
         (John T. Chain, Jr.)

                  *                      Director                        August 9, 1995
 ......................................
         (Julius L. Chambers)

                  *                      Director                        August 9, 1995
 ......................................
         (John L. Clendenin)

                  *                      Director                        August 9, 1995
 ......................................
         (H. John Greeniaus)

                  *
 ......................................   Director                        August 9, 1995
           (Ray J. Groves)


 ......................................   Director                        August 9, 1995
         (James W. Johnston)


              SIGNATURE                              TITLE                     DATE
              ---------                              -----                     ----
                  *                      Director                        August 9, 1995
 ......................................
        (John G. Medlin, Jr.)

                  *                      Director                        August 9, 1995
 ......................................
         (Rozanne L. Ridgway)

*By       /s/ JO-ANN FORD
    ..................................
            (Jo-Ann Ford)
           Attorney-in-Fact

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RJR NABISCO HOLDINGS CAPITAL TRUST I HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 9TH DAY OF AUGUST, 1995.


                                          RJR NABISCO HOLDINGS CAPITAL TRUST I
                                          By: RJR Nabisco Holdings Corp., as
                                          Sponsor

                                          By  /s/ JO-ANN FORD
                                             ...................................
                                             Name: Jo-Ann Ford
                                            Title Senior Vice President, Law and
                                             Secretary

                                         EXHIBIT INDEX



  EXHIBIT
    NO.                                        DOCUMENT                                     PAGE
-----------                                    --------                                     ----
     *1       --Form of Dealer Managers Agreement
     *4.1     --Form of Indenture between Holdings and The Bank of New York, as Trustee
     *4.2     --Form of First Supplemental Indenture to Indenture
     *4.3     --Declaration of Trust of RJR Nabisco Holdings Capital Trust I
     *4.4     --Certificate of Trust of RJR Nabisco Holdings Capital Trust I (included in
                Exhibit 4.3 above)
     *4.5     --Form of Amended and Restated Declaration of Trust of RJR Nabisco Holdings
                Capital Trust I
     *4.6     --Form of Preferred Security (included in Exhibit 4.5 above)
     *4.7     --Form of Junior Subordinated Debenture (included in Exhibit 4.2 above)
     *4.8     --Form of Guarantee Agreement with respect to Preferred Securities
     *5.1     --Opinion of Davis Polk & Wardwell
     *5.2     --Opinion of Morris, Nichols, Arsht & Tunnell
     *8.1     --Tax Opinion of Davis Polk & Wardwell
     12.1     --RJR Nabisco Holdings Corp. Computation of Earnings to Combined Fixed
                Charges and Preferred Stock Dividends/Deficiency in the coverage of Fixed
                Charges and Preferred Stock Dividends by Earnings before Fixed Charges for each of the years in the four year period ended December 31, 1993
                (incorporated by reference to Exhibits 12.2, 12.3 and 12.4 to Form S-3,
                Registration Statement No. 33-52381).
    *12.2     --RJR Nabisco Holdings Corp. Computation of Earnings to Combined Fixed
                Charges and Preferred Stock Dividends for the year ended December 31,
                1994 and the six month period ended June 30, 1995 (incorporated by reference to Holdings' Second Quarter 10-Q).
   **23.1     --Consent of Deloitte & Touche LLP
    *23.2     --Consents of Davis Polk & Wardwell (included in Exhibits 5.1 and 8.1 above)
    *23.3     --Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2 above)
   **24.1     --Powers of Attorney for Holdings
    *24.2     --Powers of Attorney for Holdings, as sponsor, to sign this Registration
                Statement on behalf of RJR Nabisco Holdings Capital Trust I (included in
                Exhibit 4.3 above)
    *25.1     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture
    *25.2     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Institutional Trustee under the
                Amended and Restated Declaration of Trust
    *25.3     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as indenture trustee under the
                Preferred Securities Guarantee (same as Exhibit 25.1 above)
    *99.1     --Proposed Form of Letter of Transmittal
    *99.2     --Proposed Form of Notice of Guaranteed Delivery
    *99.3     --Proposed Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                Companies and Other Nominees
    *99.4     --Proposed Form of Letter to Clients
    *99.5     --Form of Exchange Agent Agreement
    *99.6     --Form of Information Agent Agreement
    *99.7     --Form of Newspaper Announcement
    *99.8     --Proposed Form of Holdings Letter to Holders of 9.25% Preferred Stock,
                Series B
   **99.9     --Questions and Answers Regarding Preferred Securities


------------

 * Previously filed.

** Filed herewith.